UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Six Flags Entertainment Corporation
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SIX FLAGS

Six Flags

2021

NOTICE OF ANNUAL MEETING

AND PROXY STATEMENT

March [■], 2021
Dear Fellow Stockholders:
This past year has been exceptionally challenging as the world contends with a pandemic that has upended all our lives. We are grateful for the first responders who keep us safe and for those who provide the basic services that we all count on every day. We are proud that Six Flags has been able to make a difference in the communities we serve by hosting vaccination sites and testing locations, as well as by donating to food banks for those in need. Our talented team members demonstrated their dedication, perseverance, and resilience as they found ways to entertain millions of guests by operating our parks at the highest levels of safety and cleanliness. In so doing, they helped families and friends connect, lifted morale, and made our guests’ days brighter during a difficult time.
While 2020 had its challenges, it also encouraged us to reflect on our purpose and on our core values. We know our guests continue to want to ride our thrilling roller coasters and eat our delicious funnel cakes, making memories with family and friends that will last a lifetime—they just want the process to be easier. Therefore, we have embarked upon a transformation agenda to modernize the guest experience and to operate more efficiently by leveraging technology in every aspect of what we do. Throughout 2020, we made significant progress on this agenda. We continue to take strategic steps in running our parks to best position them for future growth. We are today evolving, growing, and reinventing ourselves by constantly challenging the status quo, being visionary in our thinking, and taking bold, smart moves. We see tremendous opportunity to create even more innovative and differentiated park experiences for our guests.
Our strategy focuses on strengthening our core business in order to drive long-term profitable growth and represents an evolution of the Company’s strategy rather than a departure from it. We will be doing many of the same things we did in the past, but we will endeavor to do them better. Above all, our future actions will prioritize building a guest-centric culture. We are building an inclusive, agile, and capable team that understands the importance of accountability and transparency as we seek to build financial excellence. The key performance indicators we will use to measure the success of our strategy will be attendance, revenue, operating expense ratio, and Adjusted EBITDA. This updated operating approach and strategic direction is discussed in greater detail in our 2020 Annual Report.
Our strategy is to create thrilling, memorable experiences within our portfolio of regional theme parks, delivered by a diverse and empowered team, through industry-leading technology. Our company’s portfolio of parks and rides, our enduring brand, and our dedicated and talented team of employees will help us grow our core business. We participate in a healthy and growing industry and provide experiences that other forms of entertainment simply cannot replicate.
Our vision is to be the preferred regional destination for entertainment, and our mission is to create fun and thrilling memories for all. Our core values prioritize safety and the guest experience, and drive accountability throughout the organization. We are committed to prioritizing the guest at every decision point and to making investments in our technology and people that will underpin the guest experience to keep our guests front and center. Together with our new strategic direction, we believe these investments will ultimately drive enhanced long-term value for our stakeholders.
Our Board of Directors is committed to a governance framework that serves the long-term interests of our stakeholders, one that includes a process of director refreshment, diversification, and engagement with investors, and one that involves active engagement and oversight of the company’s strategy, execution of business objectives, leadership, and risk management. We have implemented a number of governance enhancements this year, including a strong renewed commitment to Environmental, Social, and Governance principles and reporting, as further discussed in the accompanying proxy statement. We will continuously improve our processes to best serve you.
On behalf of the directors, officers, and employees of Six Flags Entertainment Corporation, I would like to express our appreciation for your continued investment and support. The health and safety of all our stakeholders, including you, our stockholders, remain paramount, and we are dedicated to operating the company in a sustainable and inclusive way.
Sincerely,

Michael Spanos
President and Chief Executive Officer

SIX FLAGS ENTERTAINMENT CORPORATION
1000 Ballpark Way, Suite 400, Arlington, Texas 76011
NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

Date and Time
May 5, 2021
2:00 p.m. Central Time

Virtual Meeting
Via webcast,
www.virtualshareholdermeeting.com/SIX2021

Instructions for accessing the virtual meeting are more fully described in the accompanying proxy statement.
YOUR VOTE IS IMPORTANT
You do not need to attend the Annual Meeting to vote if you submit your proxy in advance. Please exercise your stockholder right to vote by:
Before the Annual Meeting by visiting www.proxyvote.com
During the Annual Meeting by visiting www.virtualshareholdermeeting.com/ SIX2021
Mailing your signed proxy card
Calling 1-800-690-6903
Items of Business
(1)	Election of 7 nominees named in the proxy statement as directors
(2)	Advisory vote to approve executive compensation
(3)	Approve amendments to Restated Certificate of Incorporation to eliminate supermajority voting provision
(4)	Approve amendments to Restated Certificate of Incorporation to allow stockholder action by written consent
(5)	Advisory vote to ratify the appointment of KPMG LLP as independent registered public accounting firm for fiscal 2021
Stockholders will also transact such other business as may properly come before the Annual Meeting.
The Board of Directors recommends a vote FOR each of the proposals presented in the proxy statement.
Adjournments and Postponements
Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.
Eligibility to Vote
You are entitled to vote only if you were a stockholder of Six Flags Entertainment Corporation as of the close of business on the record date, March 10, 2021.
By Order of the Board of Directors,
DANIELLE J. BERNTHAL
Corporate Secretary
Arlington, Texas
March [■], 2021
Important Notice Regarding Internet Availability of Proxy Materials for Annual Meeting of Stockholders to be Held on May 5, 2021

The proxy statement and annual report for the fiscal year ended December 31, 2020 are available at www.proxyvote.com. The Notice of Internet Availability of Proxy Materials and the proxy statement are being distributed and made available on or about March [■], 2021.

PROXY SUMMARY
The following summary highlights information contained elsewhere in this Proxy Statement. It does not contain all the information that you should consider. Please read the entire Proxy Statement carefully before voting.
2021 Annual Meeting of Stockholders
Date and Time:	May 5, 2021 at 2:00 p.m. Central Time
Location:	Virtually, via webcast, www.virtualshareholdermeeting.com/SIX2021
Record Date:	March 10, 2021
Voting:	Before the meeting by visiting www.proxyvote.com or during the meeting by visiting www.virtualshareholdermeeting.com/SIX2021; by calling 1-800-690-6903; or by completing and mailing your proxy card
Voting Matters
Board Recommendation
Business Items		FOR
Item 1.	Election of 7 Nominees Named in the Proxy Statement as Directors	✔ each nominee
Item 2.	Advisory Vote to Approve Executive Compensation	✔
Item 3.	Approve Amendments to Restated Certificate of Incorporation to Eliminate Supermajority Voting Provision	✔
Item 4.	Approve Amendments to Restated Certificate of Incorporation to Allow Stockholder Action by Written Consent	✔
Item 5.	Advisory Vote to Ratify Appointment of KPMG LLP as Independent Registered Public Accounting Firm for fiscal 2021	✔
Corporate Governance Highlights (page 5)
The corporate governance practices of Six Flags Entertainment Corporation (the “Company”) serve the interest of stockholders and emphasize integrity, ethics, and effective risk oversight.
Recent Enhancements:
■
Brought on five new independent directors in 2020 and increased ethnic and gender diversity; most recent two directors were identified through an extensive search conducted by an independent search firm

■	Nominating an additional new independent director in 2021
■	Adopted resignation policy for directors who do not receive a majority of votes cast in uncontested elections
■	Submitted Company proposal to remove supermajority voting requirement to amend Bylaws
■	Submitted Company proposal to allow stockholders to act by written consent
■	Increased commitment to ESG principles and reporting; amended Audit Committee charter to specify ESG oversight
■	Enhanced oversight of corporate culture and human capital management
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PROXY SUMMARY
■	Adopted updated committee charters, related party transactions policy, and securities trading policy
Other significant corporate governance practices include:
■	Wholly independent Board, except CEO
■	Independent Chair of the Board
■	Proxy access right for stockholders
■	Annual election of all directors
■	Stock ownership requirements for directors and senior executives
■	Active stockholder engagement
■	Audit Committee comprised of majority Audit Committee Financial Experts
■	Regular executive sessions of independent directors
■	Annual Board and committee self-evaluations
Director Nominees (page 19)
The Company’s director nominees are highly qualified, proven leaders who provide thoughtful and independent representation of stockholder interests:
Name	Age	Gender	Director Since	Independent	Other Public Company Boards	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Ben Baldanza♦	59	M	2020	✔	1
Selim Bassoul♦ Non-Executive Chairman	64	M	2020	✔	0
Denise M. Clark	63	F	—	✔	1	*		*
Esi Eggleston Bracey	50	F	2020	✔	0
Enrique Ramirez♦	49	M	2020	✔	0
Arik Ruchim	40	M	2020	✔	1
Michael Spanos President and CEO	56	M	2019		0
♦	Audit Committee Financial Expert
Audit Committee
Compensation Committee
Nominating and Corporate Governance Committee
C	Committee Chair
*	It is anticipated that, following her election, Ms. Clark will serve on the Audit Committee and the Nominating and Corporate Governance Committee.
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PROXY SUMMARY
DIRECTOR SKILLS AND QUALIFICATIONS
The Company’s director nominees have a mix of skills and qualifications that provides the Board with the variety and depth of knowledge necessary for effective oversight of the Company and will help the Company reinvigorate growth:

Executive Compensation Highlights
The Company’s executive compensation program seeks to support long-term growth and stockholder value:
What We Do:		What We Do Not Do:
✔	Pay for performance	✘	Dividends on equity paid prior to vesting
✔	Annual Say-on-Pay vote	✘	Hedging and pledging of Company stock
✔	Annual review of peer group	✘	Tax gross-ups upon change of control
✔	Limited perquisites	✘	Repricing of stock options without stockholder approval
✔	Stock ownership guidelines
✔	Clawback policy
✔	Double trigger for vesting on change in control
✔	No guaranteed minimum payouts
✔	Capped incentive awards
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PROXY SUMMARY
Recent Enhancements:
■	Re-designed long-term equity incentive program to consist of 50% RSUs and 50% PSUs
■	Engaged new compensation consultant as a result of routine RFP process
■	Targeted total compensation at median of peer group
■	Aligned executive pay targets with transformation plan and long-term strategy
■	Reviewed and made adjustments to peer group to align to Company size and other factors
For additional information, see the “Compensation Discussion and Analysis,” which begins on page 29, and the 2020 Summary Compensation Table and other related tables and information under “Executive Compensation,” which begins on page 45.
Principles of Compensation Program
Pay for Performance	➟	Tie a significant portion of each named executive officer’s target annual compensation to corporate and individual performance.
Alignment with Stockholders’ Interests	➟	Reward performance that meets or exceeds the performance goals established by the Compensation Committee to increase stockholder value.
Variation Based on Performance	➟
Emphasize variable pay opportunities that are primarily based on performance over fixed pay. Total compensation varies based on corporate and individual performance, measured against annual and long-term goals.

Culture that Attracts, Motivates and Retains Key Talent	➟	Build an inclusive and high-performance culture with an engaged workforce, where employees are motivated to do their best work every day.
Talent and Human Capital Management
Attracting, developing, and retaining the best people is crucial to all aspects of the Company’s business and long-term success, and is central to the Company’s mission, vision, and values. The Company is focused on attracting, developing, and retaining best-in-class diverse teams, and continuing to build an inclusive culture that inspires leadership, encourages innovative thinking, and ties to the Company’s values. These guiding principles have been more important than ever in light of the unique challenges the Company faced in 2020. The Company is committed to the health and safety of its employees and their families. To support the Company’s employees during the COVID-19 pandemic, the Company expanded remote work opportunities where possible and implemented extensive health and safety measures, such as enhanced sanitization protocols and distribution of personal protective equipment, to provide a safe working environment for its employees.
The Company is committed to creating an inclusive environment that fully embraces the diversity of its employees and guests, regardless of ethnicity, gender, age, disability, cultural background, sexual orientation, or religious beliefs.
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CORPORATE GOVERNANCE
Board of Directors
The business, property, and affairs of the Company are managed under the direction of the Board of Directors of the Company (the “Board”). The Board is elected by stockholders to oversee management and to ensure that the long-term interests of stockholders are served. The Board is responsible for establishing broad corporate policies and for the overall performance of the Company. It is not, however, involved in operating details on a day-to-day basis. The Board is advised of the Company’s business through discussions with the Chief Executive Officer and other members of management; by reviewing reports, analyses, and materials provided to them; and by participating in Board and committee meetings.
The Board has four regularly scheduled meetings during the year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds additional meetings when a matter requires Board action between regularly scheduled meetings. Directors are expected to attend all scheduled Board and committee meetings, as well as the annual meeting of stockholders. The Board held 27 meetings during 2020. Each director of the Company attended at least 75% of the aggregate of the meetings of the Board and the meetings of committees of the Board on which such director served. All of the then-current directors of the Company attended the Company’s 2020 annual meeting, and the Company expects that each director nominee will attend the Annual Meeting.
The Board has only one class of directors. As a result, all directors are elected each year by the Company’s stockholders at the annual meeting. Any non-employee incumbent director nominee who does not receive the affirmative vote of the majority of shares voted in connection with his or her uncontested election is required to tender his or her resignation from the Board. This resignation is subject to review by the Nominating and Corporate Governance Committee, and determination by the Board whether to accept such resignation. Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.
Seven of the current directors of the Company were elected at the 2020 annual meeting. Ms. Bracey and Mr. Ramirez were appointed to the Board in August 2020. The Board currently has nine directors, six of whom are being nominated by the Board for re-election at the Annual Meeting, along with one new independent director nominee. See “Proposal 1: Election of Directors.”
Independence
The Board has affirmatively determined that eight of the nine current directors, including all members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, are “independent” within the meaning of the Company’s director independence standards as set forth in the Company’s Corporate Governance Guidelines. These standards reflect the independence standards adopted by the New York Stock Exchange (“NYSE”). The independent directors are Ben Baldanza, Selim Bassoul, Esi Eggleston Bracey, Kurt M. Cellar, Nancy A. Krejsa, Enrique Ramirez, Richard W. Roedel, and Arik Ruchim.
None of the independent directors, their respective affiliates or members of their immediate family, directly or indirectly, receives any fee or payment from the Company or its affiliates, other than the director compensation described below. None has engaged in any transaction with the Company or its affiliates or has any relationship with the Company or its affiliates which, in the judgment of the Board, is inconsistent with a determination that the director is independent. There is no family relationship among any of the directors or executive officers of the Company.

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CORPORATE GOVERNANCE
Board Composition Overview
Consistent with the Company’s Corporate Governance Guidelines, the Nominating and Corporate Governance Committee considers, among other factors, character, integrity, ethics, judgment, diversity, independence, areas of expertise relevant to the Company’s business, and other commitments when reviewing and making recommendations to the Board regarding the composition and size of the Board. Although the Board does not maintain a specific policy with respect to Board diversity, the Board believes that the Board should be a diverse body. The Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences when making determinations regarding nominations of directors and in overseeing the annual Board and committee evaluations. The Nominating and Corporate Governance Committee, and the Board as a whole, broadly construe diversity to mean not only diversity of race, gender, and ethnicity, but also diversity of opinions, perspectives, and professional and personal experiences. Since the last annual meeting of stockholders, the Company added two new directors: a Black woman and a Hispanic man. Although candidates must be committed to serving on the Board for an extended period of time, the Board does not believe that directors should expect to be routinely re-nominated annually.
Corporate Governance Documents
The following documents are available on the Company’s website at investors.sixflags.com:
■	Corporate Governance Guidelines	■	Compensation Committee Charter

■	Code of Business Conduct and Ethics	■	Audit Committee Charter

■	Code of Ethics for Senior Management	■	Nominating and Corporate Governance Committee Charter
Corporate Governance Guidelines
The Corporate Governance Guidelines address, among other things, the functions of the Board, the qualifications of directors, director independence, the selection process for new directors, Board committees, compensation of the Board, the succession plan for the Chief Executive Officer and other senior executives, and stock ownership guidelines for directors and senior executives.
Code of Business Conduct and Ethics
The Company has adopted and maintains a Code of Business Conduct and Ethics that applies to all directors, officers, and employees of the Company and its subsidiaries. The Code of Business Conduct and Ethics requires, among other things, that the directors, officers, and employees exhibit and promote the highest standards of honest and ethical conduct; avoid conflicts of interest; comply with laws, rules, and regulations; and otherwise act in the Company’s best interest.
Code of Ethics for Senior Management
The Company also maintains a separate Code of Ethics for Senior Management that imposes specific standards of conduct on members of senior management, including persons with financial reporting responsibilities at the Company. Each member of the Company’s senior management is required to certify annually in writing his or her compliance with the Code of Ethics for Senior Management.
The Company intends to post amendments to or waivers from the Company’s Corporate Governance Guidelines, the Code of Business Conduct and Ethics, and the Company’s Code of Ethics for Senior Management on the Company’s website at investors.sixflags.com. No waivers have been made or granted prior to the date of this Proxy Statement.
6 |   2021 Proxy Statement

CORPORATE GOVERNANCE
Board Committees
The Board has established various standing committees to assist it with the performance of its responsibilities. The following tables set forth the composition and the primary responsibilities of each committee as of March 10, 2021.
Director	Board of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Ben Baldanza♦
Selim Bassoul♦
Esi Eggleston Bracey
Kurt M. Cellar♦*
Nancy A. Krejsa*
Michael Spanos
Enrique Ramirez♦
Richard W. Roedel♦*
Arik Ruchim
♦	Audit Committee Financial Expert
Chair
Member
*	Retiring director
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CORPORATE GOVERNANCE
Audit Committee			Met 9 times in 2020
Chair Enrique Ramirez	Members Ben Baldanza Selim Bassoul	Esi Eggleston Bracey Kurt M. Cellar	Richard W. Roedel

Primary Responsibilities
The Audit Committee assists the Board in its oversight of:
 ■ the accounting and financial reporting process including the audits of the financial statements;
 ■ the accounting and internal control policies and procedures;
 ■ the qualifications, independence, and performance of the independent registered public accounting firm, and the performance of the internal audit function and the internal auditors;
 ■ risks that may have a significant impact on the financial statements including risk assessment and risk management policies;
 ■ legal and regulatory compliance;
 ■ safety policies and procedures; and
 ■ the information technology program including network and data security.

The Audit Committee amended its charter in 2021 to specify oversight of management’s implementation of the Company’s Environmental, Social, and Governance (“ESG”) program, including initiatives related to diversity, equity, and inclusion, as part of its responsibilities.

Financial Expertise and Independence
All members of the Audit Committee are independent within the meaning of Securities and Exchange Commission (“SEC”) regulations. The Board has determined that five members of the Audit Committee are audit committee financial experts in accordance with SEC regulations and that all members of the Audit Committee have the accounting and related financial management expertise required by the NYSE for service on the committee.

Other Committee Service
The Board amended the Corporate Governance Guidelines and the Audit Committee Charter in 2020 to provide that members of the Audit Committee may not serve on the audit committee of more than three public companies, including the Company, without the consent and approval of the Board, after determination by both the Nominating and Corporate Governance Committee and the Board that such simultaneous service will not impair the director’s ability to serve effectively on the Company’s Audit Committee. Mr. Roedel serves on the audit committees of three other public companies in addition to serving on the Company's Audit Committee. At the time of the amendments, the Board determined that such service did not impair Mr. Roedel's ability to effectively serve on the Company's Audit Committee through the Annual Meeting. None of the other members of the Audit Committee currently serve on the audit committee of more than three public companies including the Company.

Report
The report of the Audit Committee is set forth on page 28 of this Proxy Statement.

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CORPORATE GOVERNANCE
Compensation Committee			Met 7 times in 2020
Chair Ben Baldanza	Members Esi Eggleston Bracey Kurt M. Cellar	Enrique Ramirez Arik Ruchim

Primary Responsibilities
 ■ review and approve the compensation of the Company’s executive officers;
 ■ evaluate the design and effectiveness of the Company’s incentive programs and monitor risks related to such programs;
 ■ evaluate the performance of the Chief Executive Officer in light of corporate goals and objectives, and recommend to the Board the compensation of the Chief Executive Officer;
 ■ review and approve equity awards and other fixed and performance-based compensation, benefits, and terms of employment of the executive officers and such other senior executives identified by the
Compensation Committee;
 ■ review and approve employment and severance arrangements for executive officers; and
 ■ review and assess the results of stockholder advisory votes on executive compensation.

Independence
The Board has determined that each member of the Compensation Committee is a “non-employee director” as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and meets the independence requirements of the NYSE.

Delegation
The Compensation Committee may delegate any of its responsibilities to a subcommittee so long as such subcommittee is comprised solely of Compensation Committee members. No such delegation with respect to executive compensation was made in 2020. In addition, the Compensation Committee has the direct responsibility for the appointment, termination, compensation, and oversight of any compensation or benefits consultants retained by the Company with respect to executive compensation.

Report
The report of the Compensation Committee is set forth on page 44 of this Proxy Statement.

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CORPORATE GOVERNANCE
Nominating and Corporate Governance Committee			Met 10 times in 2020
Chair Selim Bassoul	Members Ben Baldanza Nancy A. Krejsa	Richard W. Roedel Arik Ruchim

Primary Responsibilities
 ■ assist the Board in identifying qualified individuals to become directors of the Company;
 ■ review and make recommendations regarding the overall composition of the Board and its committees;
 ■ regularly review the overall corporate governance of the Company and make recommendations to the Board on corporate governance matters;
 ■ recommend to the Board a slate of nominees for election or re-election to the Board at each annual meeting of stockholders;
 ■ oversee the implementation of a succession plan for the Chief Executive Officer and other senior executives; and
 ■ coordinate and oversee the annual self-evaluation process for the Board and committees.

In 2020, a Stockholder Relations Subcommittee was established as a temporary committee to serve until the Annual Meeting. It was composed of Ms. Krejsa and Messrs. Baldanza and Bassoul. The purpose of the subcommittee was to assist the Nominating and Corporate Governance Committee and the Board with its oversight responsibilities related to stockholder relations and engagement. Following its elimination, the Company’s engagement with its stockholders will continue to be the responsibility of the Nominating and Corporate Governance Committee.

Independence
The Board has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the SEC and NYSE requirements.

Communications with the Board of Directors
Stockholders and other interested parties who wish to communicate with the Board may do so by writing to one or more specific directors, or to the entire Board, at the following address: Board of Directors—Stockholder Communications, c/o Six Flags Entertainment Corporation, 1000 Ballpark Way, Suite 400, Arlington, Texas 76011, Attention: Corporate Secretary. The Corporate Secretary will forward all such communications to the director(s) to whom they are addressed.
Meetings of Independent Directors
The Board schedules at least four meetings each year for the independent directors outside the presence of any member of management. The independent directors may meet in executive session at such other times as determined by the Non-Executive Chairman. The Non-Executive Chairman or, in his absence, one of the other independent directors, chairs each executive session. Each Board committee also meets regularly in executive session without management.
Board Leadership Structure
The Board is currently comprised of the following:
■	Selim Bassoul, independent Non-Executive Chairman;
■	Michael Spanos, President and Chief Executive Officer; and
■	Seven other directors, all of whom are independent.
The Board maintains flexibility to determine the appropriate leadership structure for the Company and whether the roles of Chair of the Board and CEO should be filled by the same or different individuals. This
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approach allows the Board flexibility to determine whether the two roles should be separate or combined, based upon the Company’s best interests in light of the dynamic environment in which it operates, the Board’s assessment of the Board’s leadership, and the Company’s needs from time to time.
The succession planning discussions regarding the transition of the Chairman and CEO roles in November 2019 included consideration of the Board leadership structure, together with the value of separating or combining the Chair and CEO roles, and whether the Chair role should be held by an independent director following the appointment of the new CEO.
The Board considered a number of factors, including the Company’s progress with respect to its key strategic initiatives, the opportunities and challenges facing the Company, the various roles and capabilities of the directors, the Company’s stockholders’ interests, and corporate governance practices generally. The Board also focused on its own dynamics and independent oversight function. The Board concluded that a separate Chair and CEO structure creates the right balance between effective independent oversight of the Company’s business and Board activities and provides the best leadership structure for the Company at this time. As such, Mr. Roedel was appointed as Non-Executive Chairman in November 2019. Mr. Bassoul was appointed as Non-Executive Chairman in February 2021 in connection with Mr. Roedel’s anticipated retirement as of the Annual Meeting.
The CEO is responsible for setting the Company’s strategic direction and the day-to-day leadership and performance of the business, while the Chair of the Board provides general guidance to the CEO, reviews the agenda for Board meetings, and presides over meetings of the full Board.
The Board believes that there is no single Board leadership structure that would be most effective in all circumstances. Therefore, the Board retains the authority to modify this structure to best address the Company’s and the Board’s then-current circumstances as and when appropriate.
Succession Planning
One of the primary responsibilities of the Board is to ensure that the Company has a high-performing management team. The Chief Executive Officer provides a regular review to the Board assessing the members of the senior management team and their potential to succeed him. In addition, the Company’s Human Resources department leads an annual comprehensive review of talent and succession planning at deeper levels of the Company, emphasizing career development of promising management talent. Pursuant to the Company’s Corporate Governance Guidelines, the Board approves and maintains a succession plan for the Chief Executive Officer and senior executives.
Board Role in Risk Oversight
The Company’s management is responsible for identifying, assessing, and managing the material risks facing the business. The Board oversees management’s identification and management of risks. The Board and its committees engage with management on risk as part of broad strategic and operational discussions, as well as on a risk-by-risk basis. The Board and its committees, as appropriate, regularly receive and discuss updates from the Chief Executive Officer, the Chief Financial Officer, the General Counsel and Chief Administrative Officer, the Vice President of Internal Audit, and other members of senior management regarding significant risks to the Company. These discussions include financial, reputational, legal, operational, strategic, environmental, and cybersecurity risks, as well as plans to address these risks. The Board or the Audit Committee, as the case may be, receives an update from the Chief Information Officer on the Company's data and network security at least two times per year. The Company believes that the Board’s leadership structure, including its independent chair, supermajority of independent directors, and allocation of oversight responsibilities to appropriate committees, provides effective board-level risk oversight.
Each Board committee assists the Board in overseeing the management of the Company’s risks within the areas delegated to that committee and reports to the full Board as appropriate. In particular:
■	The Audit Committee assists the Board in its oversight of risks that have a significant impact on the Company’s financial statements; is responsible for reviewing the Company’s policies and practices
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CORPORATE GOVERNANCE
with respect to risk assessment and management; has primary responsibility for overseeing the Company’s processes for enterprise risk management and mitigation, including risks related to cybersecurity; and oversees management’s implementation of the Company’s ESG program, including initiatives related to diversity, equity and inclusion.
■
The Compensation Committee monitors risks associated with the design and administration of the Company’s compensation programs and practices, including evaluating equity awards and establishing performance goals.

■
The Nominating and Corporate Governance Committee oversees risks related to the Company’s corporate governance, including ensuring the Board’s continued ability to provide independent oversight of management.

Each standing committee has full access to management, as well as the ability to engage advisors. Accordingly, with the oversight of the Board, the Company has implemented practices and programs designed to help manage the risks to which the Company is exposed and to align risk-taking appropriately with the Company’s efforts to increase stockholder value.
Nomination Process
Role of the Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee seeks to develop and maintain an effective, well-rounded, experienced, and diverse Board that functions in an atmosphere of transparency and collaboration.
Board Process for Identification and Review of Director Candidates

The Company’s Corporate Governance Guidelines include qualification criteria that the Nominating and Corporate Governance Committee uses to identify individuals it believes are qualified to become directors. See “—Board Composition Overview” for a discussion of the characteristics and qualities that director candidates should possess.
After identifying qualified individuals and conducting interviews, as appropriate, the Nominating and Corporate Governance Committee recommends selected individuals to the Board. The Nominating and Corporate Governance Committee uses the same process to evaluate all candidates whether they are recommended by the Company or by one of the Company’s stockholders.
The Nominating and Corporate Governance Committee may retain a search firm to help identify qualified director candidates. In 2020, the Company engaged search firms to assist with recruitment of new director candidates. The search firms provided director candidates and worked with the Nominating and Corporate Governance Committee to contact prospects to assess interest and availability. The search firms also contacted references for the candidates. A background check was completed before any candidate was approved by the Board.
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CORPORATE GOVERNANCE
Stockholder Recommendations and Nominations—Suggestions for director candidates nominated by a stockholder
Stockholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee by sending the name and supporting information in accordance with Rule 14a-8 of the Exchange Act and the information set forth in the Company’s Corporate Governance Guidelines to the Secretary or Non-Executive Chair, c/o Six Flags Entertainment Corporation, 1000 Ballpark Way, Suite 400, Arlington, Texas 76011.
Stockholder Recommendations and Nominations—Director candidates nominated by a stockholder
The Company’s Bylaws permit a stockholder to nominate directors for election at an annual meeting. A nominating stockholder is required to provide written notice of that stockholder’s intent to make the nomination to the Secretary of the Company not less than 90 days nor earlier than 120 days before the first anniversary of the Company’s previous annual meeting. To be considered timely for the 2022 annual meeting, notice of the nomination must be received by the Secretary of the Company on or after January 5, 2022, and on or before February 4, 2022. A nominating stockholder must provide the information required by the Company’s Bylaws and each nominee must meet the qualifications required by the Company’s Bylaws.
Stockholder Recommendations and Nominations—Proxy access candidates
In response to a stockholder proposal, the Board amended the Company’s Bylaws in February 2018 to implement proxy access. As amended, the Company’s Bylaws permit a stockholder or group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years, to nominate and include in the Company’s proxy materials director nominees constituting up to two directors or 20% of the Board, whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Company’s Bylaws. A nominating stockholder is required to provide written notice of that stockholder’s intent to make the nomination to the Secretary of the Company not less than 120 days nor earlier than 150 days before the first anniversary of the date that the Company sent its proxy statement for the prior year’s annual meeting of stockholders. In order to be considered timely for the 2022 annual meeting, notice of the nomination must be received by the Secretary of the Company on or after October 24, 2021, and on or before November 23, 2021. Nominating stockholders and nominees must satisfy the requirements set forth in the Company’s Bylaws.
Stockholder Cooperation Agreement
The Company entered into a Cooperation Agreement (the “Cooperation Agreement”) with H Partners Management, LLC and certain of its affiliates (collectively, “H Partners”), dated as of January 30, 2020, regarding the membership and composition of the Board and related matters. Pursuant to the Cooperation Agreement, the Company appointed Mr. Ruchim to the Board as a director, and Mr. Ruchim was appointed to the Nominating and Corporate Governance Committee and the Compensation Committee.
The Company also committed to (i) appointing three additional independent directors (each, a “New Independent Appointee”) to the Board within a reasonable timeframe and (ii) ensuring that one director serving on the Board as of January 31, 2020, resigns from the Board on or before the appointment of the third New Independent Appointee. H Partners was permitted to present to the Board a list of up to eight candidates (each, an “Additional Nominee”) who were not affiliates or representatives of H Partners for consideration for appointment to the Board as a New Independent Appointee, and the Board agreed to consider at least one Additional Nominee in good faith alongside any other qualified candidates identified by the Nominating and Corporate Governance Committee as a part of its standard processes for considering new director candidates. In accordance with the Cooperation Agreement, Messrs. Baldanza and Bassoul were Additional Nominees considered by the Board and appointed as directors on February 24, 2020.
During the period ending on the later of (i) the earlier of (x) 30 days prior to director nomination deadline for the Company’s 2021 annual meeting of stockholders and (y) 100 days prior to the first anniversary of the Company’s 2020 annual meeting, and (ii) 10 days after Mr. Ruchim (or any replacement) is no longer serving on the Board (the “Cooperation Period”), H Partners has agreed to certain standstill provisions, including,
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CORPORATE GOVERNANCE
among other things, agreeing not to (i) acquire ownership (beneficial or otherwise) of 14.9% or more of the Company’s outstanding shares, (ii) nominate or recommend for nomination any person for election to the Board, (iii) submit any proposal for consideration at, or bring any other business before, any stockholder meeting, or (iv) solicit any proxy, consent, or other authority to vote of stockholders or conduct any other referendum (including any “withhold,” “vote no,” or similar campaign) with respect to, or from the holders of, the Company’s shares.
At any stockholder meeting during the Cooperation Period, H Partners has also agreed to vote its shares of the Company’s common stock (i) in favor of the slate of directors recommended by the Board, (ii) against the election of any nominee for director not approved, recommended, and nominated by the Board for election, and (iii) in accordance with the Board’s recommendation with respect to any other matter or proposal presented at any such meeting, subject to certain exceptions relating to business combination transactions.
The foregoing is a summary of the Cooperation Agreement and the complete Cooperation Agreement is available as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 31, 2020.
Stockholder Engagement
The Company’s relationship with its stockholders is an important part of the Company’s success, and the Company seeks to engage meaningfully with its stockholders to obtain their perspectives. The Company’s management team believes that this approach to engaging openly with the Company’s stockholders drives increased corporate accountability, improves decision making, and ultimately creates long-term value. The Company is committed to:
■	Accountability: Driving and supporting strong corporate governance and Board practices to ensure oversight, accountability, and good decision making.
■
Transparency: Maintaining high levels of transparency on a range of financial, executive compensation, and governance issues to build trust, and sustaining two-way dialogue that supports the Company’s business success.

■	Engagement: Proactively engaging with stockholders in conversations on a variety of topics to identify emerging trends and issues to inform the Company’s thinking and approach.
The Company holds meetings during the course of each year with many of its stockholders through in-person and teleconference meetings to better understand stockholders’ key concerns. Through these activities, management discusses and receives input, provides additional information, and addresses questions about the Company’s business strategy, executive compensation programs, corporate governance, and other topics of interest to the Company’s stockholders. These engagement efforts allow the Company to better understand stockholders’ priorities and perspectives, and provide the Company with useful input concerning its compensation and corporate governance practices. For example, stockholder feedback influenced the Company’s implementation of proxy access and the specific terms adopted through an amendment to the Company’s Bylaws in 2018. See also “—Stockholder Cooperation Agreement” for a discussion of additional stockholder engagement activity.
As part of management’s regular interaction with the Company’s institutional stockholders, management has discussed the Company’s governance and compensation practices. As a result of the Company’s ongoing stockholder engagement, the Company has made a number of changes to its governance and compensation practices and disclosures in the last three years:
Area of Concern		Actions Taken
Disclosure of incentive plan performance goals	■	Enhanced disclosures around the annual and long-term equity programs
Consideration of other performance conditions for the annual incentive plan	■	Replaced the net debt performance measure with revenue growth for 2020, to further align the annual incentive with the business strategy and key performance indicators
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CORPORATE GOVERNANCE
Area of Concern		Actions Taken
	■	Made additional changes for 2021; see “Compensation Discussion and Analysis—Changes to Compensation Program Structure”
Alignment between pay and performance	■	Reviewed goal-setting process to ensure that performance goals strike the right balance between being feasible and stretching, as well as motivating the right behaviors from management
	■	Aligned performance targets to the long-term strategy and transformation plan
Long-term equity awards	■	Revised long-term equity incentive program to consist of PSUs and RSUs in 2021
Standalone clawback policy	■	Adopted policy allowing Board to recoup certain incentive-based compensation in the event of a material restatement of the Company’s financial statements or specific acts of improper conduct
Board refreshment and diversity	■	Added five new independent directors in 2020, of whom one is a Black woman and one is Hispanic
Enhanced stockholder rights	■	Submitted Company proposals as part of this Proxy Statement to (1) allow stockholders to act by written consent and (2) eliminate supermajority voting requirement to amend Bylaws
Hedging Policy
The Company’s Securities Trading Policy applies to all directors, officers, and employees of the Company. The policy includes the following restrictions with respect to Company securities:
■	A prohibition against “short sales” (i.e., the sale of securities that are not owned) and “selling short against the box” (i.e., a sale with a delayed delivery).
■	A prohibition against engaging in transactions in publicly traded options, such as puts and calls, and other derivative securities.
■	A guideline that standing orders should be used for only a very brief period of time.
■	A prohibition against holding Company securities in a margin account or pledging Company securities as collateral for loans.
■
A prohibition against hedging or monetization transactions such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, and other derivative instruments, or through the establishment of a short position in Company securities.

Director Education
Director education about the Company and its industry is an ongoing process, which begins when a director joins the Board. New directors are provided with an orientation about the Company, including financial, operational, and governance information. In addition, directors receive Board and committee presentations, and regular communications from senior executives, to help keep them appropriately apprised of key developments in the Company’s business and industry, as well as developments in corporate governance, so they can carry out their oversight responsibilities.
The Company encourages directors to further their education on topics relevant to the Company. The members of the Board are provided with information to engage in director education programs on an ongoing basis, covering a variety of subjects relevant to the Company.
Environmental, Social, and Governance Initiatives
The Company believes that environmental and community stewardship is an integral component of growing stockholder value. The Company is committed to fostering a corporate culture that encourages and seeks to enhance the Company and the communities in which it operates. With this in mind, the Company endeavors
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CORPORATE GOVERNANCE
to integrate ESG practices that create long-term economic value for stockholders, employees, and other stakeholders. In early 2021, the Company amended the Audit Committee’s charter to formalize the Audit Committee’s oversight responsibility for activities, initiatives, and policies regarding ESG matters, including diversity, equity, and inclusion. The Company strives to expand and communicate its sustainability and ESG-related initiatives and commitments in meaningful ways, and to improve the level of engagement across its various stakeholders.
Company Culture, Employee Engagement, and Benefits
Attracting, developing, and retaining the best people is crucial to all aspects of the Company’s business and long-term success, and is central to the Company’s mission, vision, and values. The Company is focused on attracting, developing, and retaining best-in-class diverse teams, and continuing to build an inclusive culture that inspires leadership, encourages innovative thinking, and ties to the Company’s values. These guiding principles have been more important than ever in light of the unique challenges of 2020. The Company is committed to the health and safety of its employees and their families. To support the Company’s employees during the COVID-19 pandemic, the Company expanded remote work opportunities where possible and implemented extensive health and safety measures, such as enhanced sanitization protocols and distribution of personal protective equipment, to provide a safe working environment for its employees.
The Company offers, among other things, competitive and balanced compensation programs to its full-time employees that include well-rounded healthcare; prescription drug and disability insurance benefits; participation in a 401(k) plan, with a matching contribution by the Company; an employee assistance plan that provides professional support; and access to special programs and certain resources for employees experiencing personal, work, financial, or family-related issues. A unique Company perquisite offers full-time employees a Diamond Elite membership, the highest membership tier of benefits that includes free admission to any of the Company’s parks and discounts on in-park products. Full-time employees are also provided complimentary tickets.
The Company understands that continuous engagement with its employees is vital to driving successful, meaningful outcomes. Senior management conducts regular “town-hall” style meetings with employees to address topics such as business operations, strategy, market conditions, and question-and-answer sessions, to foster an environment and corporate culture of transparency and collaboration. Management also provides regular written communication of Company events and conducts ongoing employee satisfaction surveys that provide actionable feedback from employees to management. The survey responses are anonymous, measure employee satisfaction, and solicit honest feedback. Management from both corporate and the parks meet routinely to review the survey results and develop action plans in response to the employee feedback.
Performance reviews are conducted at least annually for all full-time employees, during which employees and managers address goals, developmental opportunities, strengths, and weaknesses. These reviews facilitate both strong and productive conversations across the organization and an open feedback culture.
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CORPORATE GOVERNANCE
Diversity, Equity, and Inclusion
The Company is committed to creating an inclusive environment that fully embraces the diversity of its employees and guests, regardless of ethnicity, gender, age, disability, cultural background, sexual orientation, or religious beliefs.

Safety and Security of Guests and Employees
The safety and security of the Company’s guests and employees is the Company’s top priority. It is the shared responsibility of every employee to actively participate in creating a safe and secure environment and to minimize injuries. The hallmarks of the Company’s safety and security programs are:
■	Resources and education to ensure safe and secure operating environments at the parks, as well as to improve overall workplace safety and health;
■	A highly trained workforce that proactively assesses risks, strives to eliminate unsafe conditions, and integrates learning from incidents to prevent future occurrences; and
■	Dedicated leadership, accountability, and employee empowerment.
During the COVID-19 pandemic, the Company introduced industry-leading initiatives to protect both its employees and guests, including an advance reservation system for admission to the parks, touchless temperature and security screening, contactless transactions, social-distancing protocols, and enhanced sanitization, among many others.
Philanthropy and Community Relations
The Company supports the communities in which its parks are located by partnering with charitable organizations throughout North America whose missions align with the Company’s mission to create thrilling, memorable experiences for all.
The Company encourages employee volunteerism at all of its locations through organized activities. For example, most of the Company’s full-time employees spend at least an entire day each year volunteering on projects in their local communities to help others. From helping to build homes to organizing food pantries and creating reading rooms, the Company supports local charitable organizations and educational efforts year-round.
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CORPORATE GOVERNANCE
The Company is passionate about the communities surrounding its parks, and the Company’s employees enjoy working together for the greater good. The Company supports the local communities by:
■	Promoting science and math and hands-on learning for students at in-park science, technology, and engineering programs;
■	Sponsoring and coordinating donations of toys, books, and food through the parks;
■	Honoring the service of U.S. military personnel and their families by offering complimentary and/or discounted admission to the parks; and
■	Hosting special events to support various charities whose mission focuses on improving health and quality of life, and supporting those affected by natural disasters.
Park locations frequently serve as distribution sites during a local or national crisis or emergency. In response to the COVID-19 pandemic, the Company has supported state and local efforts by enabling park locations to serve as testing and vaccination sites and by donating food and critically-needed PPE supplies. The Company has also supported local schools by donating Six Flags-branded masks to teachers and students.
Sustainability, Climate Change, and Supply Chain
The Company is committed to environmental sustainability and to addressing its role in climate change. Company initiatives include recycling, reducing greenhouse gas emissions, and utilizing renewable energy. For example, two of the Company’s parks have installed over 30 megawatts of solar power systems, and installation will begin at a third park during 2021.
In addition, the Company has implemented measures to meaningfully reduce waste at its parks including (i) installing contactless fixtures in all restrooms to significantly reduce water usage and waste, (ii) replacing restroom paper towels with air dryers, (iii) making recycling bins widely available for guests to recycle plastic and aluminum, (iv) eliminating disposable cup lids and straws from inventory, and (v) creating a strawless souvenir cup.
The Company is also committed to the ethical treatment of animals through supply chain and food sourcing management. For example, in 2016, the Company announced that it would convert 100% of the eggs in its supply chain to “cage-free” varieties within ten years. The Company is ahead of schedule, having successfully converted all egg products – both whole eggs and substitutes – used in its operations to cage-free. The Company is now working diligently with its suppliers of products containing egg-based ingredients (such as pre-made mixes and pre-baked goods) to convert those ingredients to cage-free and plan to achieve 100% cage-free compliance for all egg ingredients as soon as practicable.
18 |   2021 Proxy Statement

2020 NON-EMPLOYEE DIRECTOR COMPENSATION
The Compensation Committee is responsible for recommending compensation and benefits for non-employee directors to the Board. In discharging this duty, the Compensation Committee is guided by three goals: (i) compensation should fairly pay directors for work required in a company of size and scope similar to the Company; (ii) compensation should align directors’ interests with the long-term interests of stockholders; and (iii) the structure of the compensation should be simple, transparent and easy for stockholders to understand. Annual compensation for non-employee directors for 2020 was comprised of cash compensation (which could be deferred into stock units, or received in cash or stock) and equity compensation in the form of restricted stock awards.
Description of Non-Employee Director Compensation
At least annually, the Compensation Committee reviews the non-employee director compensation program. In 2020, the Compensation Committee retained Deloitte to provide advice in connection with ongoing compensation matters related to the Company. Deloitte provided the Compensation Committee with an analysis of the competitiveness of the Company’s non-employee director compensation program based on the Company’s peer group and general industry data. The Compensation Committee considered the market data, the amount and timing of past increases to the non-employee directors’ compensation, and the mix of cash and equity compensation in evaluating non-employee director compensation.
Cash and Equity Compensation
The following table sets forth the annual compensation for non-employee directors in 2020. Cash compensation is typically paid in equal quarterly installments at the beginning of each fiscal quarter. However, beginning with the second quarter of 2020, all directors agreed not to receive the cash portion of their compensation during the remainder of 2020. Such compensation was paid in cash or stock during January 2021.
Amount($)
Cash Retainer	70,000
Equity Retainer(1)	160,000
Non-Executive Chair Equity Retainer(1)	100,000
Audit Committee Chair Retainer	25,000
Compensation Committee Chair Retainer	25,000
Nominating and Corporate Governance Committee Chair Retainer	15,000
Risk Oversight Committee Chair Retainer(2)	6,141
Audit Committee Member Retainer	12,500
Compensation Committee Member Retainer	10,000
Nominating and Corporate Governance Committee Member Retainer	7,500
Risk Oversight Committee Member Retainer(2)	3,071
(1)
Granted in the form of restricted stock awards determined by dividing the amount of the equity retainer by the closing price of the Company’s common stock on the date of grant. The restricted stock vests in full on the earlier of the day immediately prior to the first annual meeting of stockholders after the date of grant or the first anniversary of the date of grant if the director continues to serve as a director through such date (or on the earlier of the death or disability of such director).

(2)
The amounts for the Risk Oversight Committee reflect compensation from September 2020 through year end. With the anticipated reduction in the size of the Board as of the Annual Meeting, the Board determined that the most effective means for oversight of the Company’s risks was to maintain the responsibility with the Audit Committee, and the Risk Oversight Committee was eliminated in February 2021.

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2020 NON-EMPLOYEE DIRECTOR COMPENSATION
Cash Retainer Deferral Program
The Company maintains a director cash retainer deferral program under the Company’s Long-Term Incentive Plan. This program allows members of the Board to elect to receive stock units under the Long-Term Incentive Plan in lieu of the cash compensation for such member’s services as a director. Each deferred stock unit accumulates dividend equivalents, if and when dividends are declared and paid on the Company’s common stock, that are converted to additional deferred stock units annually as applicable. The conversion of stock units into shares and the distribution of such shares under this program occurs on the first business day following the thirtieth day after a director’s service as a director terminates.
Stock Ownership Guidelines
To further the Company’s objective of aligning the interests of directors with those of the Company’s stockholders, the Board has adopted stock ownership guidelines for directors. Each director should seek to have a level of ownership of Company stock that has a value approximately equal to at least three times the director’s annual cash retainer. For purposes of the guidelines, the annual cash retainer does not include any additional cash compensation paid for participation on any committee of the Board or for serving as Chair of any such committee. The ownership level should generally be achieved within three years of the date the person first becomes a director for newly appointed or elected directors. All of the current directors are in compliance, or on target to achieve compliance, with the Company’s stock ownership guidelines.
Effective May 2021, the director stock ownership requirements will increase to five times the annual cash retainer and achievement will be required within five years of the date the person first becomes a director for newly appointed or elected directors.
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2020 NON-EMPLOYEE DIRECTOR COMPENSATION
2020 Non-Employee Director Compensation
Employee directors do not receive any compensation in connection with their director service. During 2020, Mr. Spanos was the only employee director, and his compensation as an employee is set forth in the 2020 Summary Compensation Table. The following table sets forth compensation paid to or earned by each non-employee director for 2020:
Director	Fees Earned or Paid in Cash($)(1)(2)	Stock Awards($)(3)(4)	Total($)
Ben Baldanza	82,507	185,047	267,554
Selim Bassoul	74,615	185,047	259,662
Esi Eggleston Bracey	34,484	119,987	154,471
Kurt M. Cellar	104,128	160,007	264,135
Nancy A. Krejsa	88,970	160,007	248,977
Jon L. Luther(5)	27,912	—	27,912
Usman Nabi(5)	4,375	—	4,375
Stephen D. Owens(5)	37,507	—	37,507
Enrique Ramirez	35,251	119,987	155,238
Richard W. Roedel	97,495	260,000	357,495
Arik Ruchim(6)	—	—	—
(1)	The following table sets forth the components of annual cash compensation earned by each non-employee director in 2020:
		Committees
Director	Retainer($)	Audit Committee Chair / Member($)	Compensation Committee Chair / Member($)	Nominating Corporate Governance Chair / Member($)	Risk Oversight Committee Chair / Member($)	Total Cash Amount($)
Ben Baldanza	59,615	—	17,266	5,625	—	82,506
Selim Bassoul	59,615	9,375	—	5,625	—	74,615
Esi Eggleston Bracey	28,342	—	3,071	—	3,071	34,484
Kurt M. Cellar	70,000	25,000	6,511	2,617	—	104,128
Nancy A. Krejsa	70,000	6,578	—	6,250	6,141	88,969
Jon L. Luther	24,423	—	3,489	—	—	27,912
Usman Nabi	—	—	2,500	1,875	—	4,375
Stephen D. Owens	24,423	4,361	8,723	—	—	37,507
Enrique Ramirez	28,342	3,838	—	—	3,071	35,251
Richard W. Roedel	69,995	12,500	—	15,000	—	97,495
Arik Ruchim	—	—	—	—	—	—
(2)
In light of the COVID-19 pandemic and to conserve cash, no cash compensation for service on the Board or committees was paid for the second, third and fourth quarters of 2020. Such 2020 cash compensation was paid to each director in January 2021 in cash or stock at the director’s election. Both the current and former Chair elected to take all such compensation in the form of stock, and four of the other paid directors elected to take at least a portion of their 2020 cash compensation in the form of stock. Accordingly, Messrs. Baldanza, Bassoul, Ramirez and Roedel, Ms. Bracey, and Ms. Krejsa, received 1,102 shares, 1,973 shares, 824 shares, 603 shares, 1,008 shares, and 2,041 shares, respectively, on January 29, 2021.

In addition, non-employee directors may defer all or a portion of their cash retainer in the form of stock units under the Long-Term Incentive Plan pursuant to the Company’s director cash retainer deferral program. The amount for Mr. Roedel includes $69,995, the value of his deferral under the director cash retainer deferral program, resulting in a grant of 3,682 deferred stock units. In addition, Messrs. Luther and Roedel received 1,780 and 1,965 deferred stock units, respectively, representing accumulated dividend equivalents in their
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2020 NON-EMPLOYEE DIRECTOR COMPENSATION
respective deferred stock unit accounts. See “—Description of Non-Employee Director Compensation” for a discussion of the Company’s director cash retainer deferral program. Three of the paid non-employee director nominees, including the Chairman, have elected to receive at least a portion of their 2021 compensation in the form of deferred stock units.
(3)
The dollar value represents the aggregate grant date fair value computed in accordance with stock-based accounting rules (Financial Standards Accounting Board ASC Topic 718) of the restricted stock awards granted to directors in 2020. Dividends, if any, on unvested restricted stock accumulate and are paid on or about the time that the shares of common stock underlying the restricted stock are delivered. The assumptions used in the calculation of these amounts are discussed in Note 10 to the Company’s consolidated financial statements included in the annual report on Form 10-K for the fiscal year ended December 31, 2020 (the “Form 10-K”).

(4)
As of December 31, 2020, Messrs. Baldanza, Bassoul and Cellar, and Ms. Krejsa had outstanding 8,417 shares of restricted stock, and Ms. Bracey and Mr. Ramirez had outstanding 6,976 shares of restricted stock, all of which vest on May 4, 2021. In December 2020, Mr. Roedel transferred 13,677 outstanding shares of restricted stock to his spouse, which vest on May 4, 2021. The grant date fair value of such awards is reflected in the 2020 Non-Employee Director Compensation Table. There are no outstanding stock option awards for any non-employee director.

(5)	Messrs. Luther and Owens resigned as directors effective May 6, 2020. Mr. Nabi resigned as a director effective January 30, 2020.
(6)
Mr. Ruchim previously advised the Board that he did not wish to receive any director fees because his interests are already highly aligned with stockholders due to his position with H Partners, LP, a significant stockholder of the Company.

22 |   2021 Proxy Statement

PROPOSAL 1:
ELECTION OF DIRECTORS
The Board has nominated and recommends for election as directors the seven nominees named in this Proxy Statement to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. After many years of distinguished service, Messrs. Cellar and Roedel and Ms. Krejsa will retire from the Board as of the Annual Meeting. Accordingly, they are not included as nominees for election at the Annual Meeting. The size of the Board will be reduced from nine to seven members immediately prior to the Annual Meeting pursuant to a resolution adopted by the Board. Following the Annual Meeting, there will be no vacancies on the Board.
Each nominee has consented to be named as a nominee and to serve if elected. Should any of the nominees become unable to serve as a director (which the Board does not expect), the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.
Name	Age as of March 1, 2021	Position with the Company
Ben Baldanza	59	Director
Selim Bassoul	64	Chairman of the Board
Esi Eggleston Bracey	50	Director
Denise M. Clark	63	Director Nominee
Enrique Ramirez	49	Director
Arik Ruchim	40	Director
Michael Spanos	56	Director, President, and Chief Executive Officer
As discussed under “Corporate Governance—Board Composition Overview,” in evaluating director nominees, the Nominating and Corporate Governance Committee considers a variety of factors. The nominees have a wide range of qualifications, skills, and experiences that align with the Company’s long-term corporate strategy. The following table summarizes the key qualifications and skills of each director nominee that were most relevant to the decision to nominate him or her to serve on the Board. The lack of a mark does not mean the director does not possess that qualification or skill; rather, a mark indicates a specific area of focus or expertise on which the Board relies most heavily. Each director’s biography describes these qualifications and relevant experience in more detail.
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PROPOSAL 1: ELECTION OF DIRECTORS

Summary of Director Qualifications and Experience	Ben Baldanza	Selim Bassoul	Esi Eggleston Bracey	Denise M. Clark	Enrique Ramirez	Arik Ruchim	Michael Spanos
Executive Leadership – Chief Executive Officer or other senior executive officer of a large enterprise demonstrating a practical understanding of strategy, risk management, developing talent, and how large organizations operate	●	●	●	●	●	●	●
Consumer Insights/Marketing – Experience developing strategies to grow sales and market share and to enhance customer satisfaction and brand reputation, including online and other digital media and platforms	●	●	●	●	●		●
Strategic Management – Experience in allocation of capital and designing and implementing new initiatives to grow a business and create shareholder value	●	●	●	●	●	●	●
Technology/E-commerce – Background working in technology, security, or e-commerce, resulting in ability to anticipate technology trends and enhance the Company's operations, efficiency, and innovation				●	●		●
Data Protection/Cybersecurity – Experience in and an understanding of how to protect customer and other sensitive business information, a topic of the utmost importance to ensure confidence in the Company, especially as it grows its technolog				●			
Finance/Accounting – Experience in and an understanding of financial reporting and accounting processes, resulting in proficiency in financial management and reporting, capital allocation, and internal controls	●	●	●	●	●	●	●
Leisure/Food & Beverage – Experience leading an enterprise in the leisure or food & beverage industry, valuable in understanding consumer trends, and enhancing operations and guest satisfaction	●	●			●		●
Supply Chain – Expertise in the management of relationships with suppliers and customers to achieve efficient operations and build partnerships to support growth	●	●	●		●		●
Human Capital Management – Experience in organizational management and talent development provides key insights into developing and investing in our full-time and seasonal workforce	●	●	●	●	●		●
International Business – Experience in business outside the U.S., either through managing international business operations or living and working in another country, useful in providing insight and perspective to grow the business outside the U.S.	●	●	●	●	●		●
Corporate Governance – Experience in the corporate governance of an enterprise, supporting the Company's goals of strong oversight and greater transparency and accountability	●	●		●		●	
Public Company – Serving as a director of other public company boards, helping ensure the Board understands its responsibilities and enhancing the Board's effectiveness	●	●		●		●	
Gender	M	M	F	F	M	M	M
Age	59	64	50	63	49	40	56
SIX Board Tenure	1	1	<1	0	<1	1	1
Race/Ethnicity							
Black			●				
White/Caucasian	●	●		●		●	●
Hispanic/Latino					●

24 |   2021 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS
Ben Baldanza, age 59
Director since: February 2020
Mr. Baldanza is Chief Executive Officer of Diemacher LLC, an advisory firm helping businesses restructure, raise revenues, and reduce costs. From 2006 to 2016, Mr. Baldanza served as the President and Chief Executive Officer, and as a director, of Spirit Airlines, Inc., a low cost airline. Prior to joining Spirit Airlines, Inc., Mr. Baldanza held positions in finance, marketing, and operations at various airlines. He currently serves as a director and Chairman of the Audit Committee of JetBlue Airways Corporation. He is also an operating partner with Sterling Investment Partners, a private equity firm, and an Adjunct Professor of Economics at George Mason University. He holds a B.A. from Syracuse University and an M.A. in Public Administration from Princeton University. Mr. Baldanza brings to the Board extensive financial, commercial, and operational experience with expertise in strategic planning, financial planning, budgeting, revenue management, productivity, human resources, and labor relations.

Selim Bassoul, age 64
Chairman of the Board
Director since: February 2020
Mr. Bassoul served as President and Chief Executive Officer, and Chairman of The Middleby Corporation, a manufacturer of food service and processing equipment, from 2004 to 2019. Mr. Bassoul previously served on the boards of Confluence Outdoor, Piper Aircraft, Inc., and Scientific Protein Laboratories LLC. He holds a B.A. in Business Administration from the American University of Beirut, and an M.B.A. in Finance and Marketing from the Kellogg School of Management at Northwestern University. Mr. Bassoul is a valuable member of the Board because of his experience in the areas of culinary and food service, consumer information and insights, strategy, and mergers and acquisitions.

Esi Eggleston Bracey, age 50
Director since: August 2020
Ms. Bracey has served as Executive Vice President and Chief Operating Officer of North America Beauty and Personal Care at Unilever PLC, a multinational consumer goods company, since January 2018. Ms. Bracey was appointed as President Designee of Consumer Beauty at Coty Inc., a global beauty company, in November 2015, and served as President from October 2016 until March 2017. She previously served as Senior Vice President of Global Cosmetics at The Procter & Gamble Company, a worldwide consumer goods company, from August 2009 to October 2016. Ms. Bracey holds a B.A. in Engineering Sciences from Dartmouth College. Ms. Bracey is well qualified to serve on the Board based on her significant strategic management and marketing experience in the retail and consumer goods industry.

 2021 Proxy Statement | 25

PROPOSAL 1: ELECTION OF DIRECTORS
Denise M. Clark, age 63
Director Nominee
Ms. Clark served as Senior Vice President and Global Chief Information Officer for The Estée Lauder Companies Inc., a multinational manufacturer and marketer of prestige skincare, makeup, fragrance, and hair products, from November 2012 until her retirement in March 2017. Prior to that role, Ms. Clark served as Senior Vice President and Chief Information Officer for Hasbro Inc., a multinational conglomerate with toy, board game, and media assets, from October 2007 to November 2012. Ms. Clark has over 20 years of experience in the delivery of enterprise resource planning, digital platforms, and innovative business transformation initiatives, with other prior experience at three other consumer goods companies: Mattel, Inc.; Warner Music Group, formerly a division of Time Warner Inc.; and Apple Inc. She currently serves as a director and Chair of the Nominating Committee of United Natural Foods, Inc., and served as a director and Chair of the Compensation Committee of Caesars Entertainment Corporation from 2018 to 2020. Prior to her business career, Ms. Clark served 13 years of active duty in the United States Navy. Ms. Clark holds a B.S. in Sociology from the University of Missouri and an M.B.A. from San Jose State University. Ms. Clark’s extensive background in consumer-facing businesses, particularly her expertise in information technology and business transformation, as well as her current and prior board experience will provide the Board valuable guidance on our strategic imperatives and corporate governance. Ms. Clark was recommended by two non-employee directors and considered among other candidates in a comprehensive search utilizing a third-party search firm.

Enrique Ramirez Mena, age 49
Director since: August 2020
Mr. Ramirez Mena currently serves as Managing Director/General Manager of Pizza Hut Latin America and Iberia, a division of Yum! Brands, Inc., a global restaurant operator including KFC, Pizza Hut, and Taco Bell brands. From January 2014 to April 2020, he served as Chief Financial Officer of Pizza Hut Global. Mr. Ramirez has held roles of increasing responsibility in finance and strategic development at Pizza Hut since 2010. Originally from Mexico City, he holds a B.A. in Economics from the Instituto Tecnologico Autonomo de Mexico and an M.B.A. from The Wharton School of the University of Pennsylvania. Mr. Ramirez brings strong financial expertise to the Board and provides insight into the Company’s operations, risks, and opportunities developed through his years of experience as an executive of a global restaurant operator.

Arik Ruchim, age 40
Director since: January 2020
Mr. Ruchim is a Partner at H Partners, LP, an investment management firm. Prior to joining H Partners in 2008, Mr. Ruchim was at Creative Artists Agency and Cruise/Wagner Productions. Mr. Ruchim currently serves as a director of Tempur Sealy International, Inc., the world’s largest bedding provider, where he serves as a member of its Nominating and Corporate Governance Committee and its Compensation Committee, and as a member of the University of Michigan’s Tri-State Leadership Council, a group dedicated to enhancing educational opportunities for undergraduate and graduate students. Mr. Ruchim previously served as a director of Remy International, Inc., a global manufacturer of automotive parts, and as a director of Dick Clark Productions, a television production company. Mr. Ruchim has a Bachelor of Business Administration with Distinction from the University of Michigan. Mr. Ruchim brings to the Board a strong business acumen and extensive investment experience, as well as a vigorous record of stockholder value creation.

26 |   2021 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS
Michael Spanos, age 56
President and Chief Executive Officer
Director since: October 2019
Mr. Spanos became President and Chief Executive Officer of the Company in November 2019. Prior to joining the Company, Mr. Spanos served as the Chief Executive Officer, Asia, Middle East and North Africa, of PepsiCo, Inc., a leading global food and beverage company, from January 2018 to November 2019. Mr. Spanos previously served as interim head of PepsiCo, Inc.’s Asia, Middle East and North Africa division from October 2017 to January 2018 and as President and Chief Executive Officer, PepsiCo Greater China Region, from September 2014 to January 2018. Prior to that, Mr. Spanos served as Senior Vice President and Chief Customer Officer, PepsiCo North America Beverages from October 2011 to September 2014. Mr. Spanos previously held management roles of increasing responsibility at PepsiCo, Inc. since 1993 in North America, Europe, Asia, and the Middle East. Before joining PepsiCo, Inc., Mr. Spanos served in the United States Marine Corps from 1987 to 1993. Mr. Spanos holds a B.S. degree from the U.S. Naval Academy and a Master’s degree in Organizational Behavior from the University of Pennsylvania. Mr. Spanos’s leadership skills, operational experience across multiple geographies, and strategic acumen leading transformational agendas, make him a valuable member of the Board.

Required Vote
A plurality of the votes cast is required to elect each director. If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this Proposal 1.
FOR ✔	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.
 2021 Proxy Statement | 27

AUDIT COMMITTEE REPORT
The members of the Audit Committee have been appointed by the Board. The Audit Committee is governed by a written charter that is reviewed annually by the Audit Committee. The Audit Committee is comprised of six independent directors.
The Audit Committee assists the Board in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process. It does so by reviewing (i) the financial reports and other financial information provided by the Company to any governmental body or to the public, (ii) the Company’s systems of internal controls regarding finance, disclosure, accounting, and legal compliance, and (iii) the Company’s auditing, accounting, and financial reporting processes generally.
Management is responsible for the preparation and integrity of the Company’s consolidated financial statements. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee has independently met and held discussions with management and the independent registered public accounting firm.
The following is the report of the Audit Committee of the Company with respect to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2020.
To fulfill its responsibility:
■
The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal controls over financial reporting.

■
The Audit Committee has discussed with KPMG LLP, the Company’s independent auditor, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

■
The Audit Committee has received written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements and management’s assessment of the Company’s internal controls over financial reporting for the fiscal year ended December 31, 2020 be included in the Company’s Annual Report on Form 10-K for such year for filing with the SEC.
THE AUDIT COMMITTEE
Enrique Ramirez (Chair)
Ben Baldanza
Selim Bassoul
Esi Eggleston Bracey
Kurt Cellar
Richard W. Roedel
28 |   2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Named Executive Officers
This Compensation Discussion and Analysis contains information regarding the Company’s compensation programs, policies and objectives, and, in particular, their application to a specific group of individuals in their roles at the Company in 2020 that we refer to as the named executive officers.
Name	Title
Michael Spanos	President and Chief Executive Officer
Sandeep Reddy	Executive Vice President, Chief Financial Officer
Laura W. Doerre	Executive Vice President, General Counsel, and Chief Administrative Officer
Marshall Barber	Former Chief Financial Officer
Leonard A. Russ	Current Senior Vice President, Operations Services, Former Interim Chief Financial Officer
Brett Petit	Former Senior Vice President, Marketing & Sales
Catherine Aslin	Former Senior Vice President, Human Resources
2020 Performance — Materially Impacted by COVID-19 Pandemic
The impact of the COVID-19 pandemic on the Company’s business has been more substantial than any other event throughout the Company’s history. In response to the COVID-19 pandemic, federal, state, and local governments implemented significant restrictions on travel, social conduct, and business operations, including mass quarantine and social distancing mandates and orders. The pandemic and these containment measures have had, and may continue to have, a material negative impact on the Company’s business and financial performance. On March 13, 2020, the Company temporarily suspended operations at all of its theme parks and waterparks due to the COVID-19 pandemic. Through concerted action, the Company quickly implemented plans to mitigate the crisis and position the Company for future success while ensuring the health and safety of the Company’s employees and guests. As a result of these actions, most of the Company’s theme parks and waterparks operated in at least some capacity for a portion of the season, albeit pursuant to reduced capacity and other operating limitations. Highlights of the Company’s response to the pandemic included:

 2021 Proxy Statement | 29

COMPENSATION DISCUSSION AND ANALYSIS
Executing on these measures quickly and effectively has helped to conserve liquidity, stabilize the business, and position the Company to open all of its parks safely as soon as permitted by local health and government authorities.
Prior to the pandemic, the Company initiated a transformation plan. The transformation plan consists of both revenue and cost initiatives designed to improve the Company’s core operational effectiveness and to support the Company’s strategy, delivering sustainable value creation over time. The Company’s strategy is to create thrilling, memorable experiences at its regional parks, delivered by a diverse and empowered team, through industry-leading innovation and technology. It is driven by three focus areas:
■	Modernizing the guest experience through technology,
■	Continuously improving operational efficiency, and
■	Driving financial excellence.
Due to the outbreak of the COVID-19 pandemic in early 2020 and the resulting park closures, management redirected its focus on steering the Company through this crisis, causing a delay in the Company’s transformation plan. However, in the latter half of 2020, the Company’s management team made significant progress on each of the transformation initiatives. The Company designed the transformation plan to generate an incremental $80 to $110 million in annual run-rate Adjusted EBITDA (a non-GAAP financial measure).1 Adjusted EBITDA is defined on page 39 of this Proxy Statement. The Company aspires to realize $30 to $35 million of Adjusted EBITDA in 2021, independent of attendance levels, and to achieve the remaining benefits through incremental revenue opportunities and lower variable costs once the Company is in a normal operating environment.
Although the response to the pandemic and the significant progress the Company made on its transformation plan demonstrated that the Company has an extremely dedicated and conscientious management team, because of the pandemic’s impact on the Company’s operations and financial performance, no annual incentives were paid to any executives for 2020.
[1]
As explained in the Form 10-K, information reconciling forward-looking Adjusted EBITDA to net (loss) income is unavailable to the Company without unreasonable effort. The Company is not able to provide reconciliations of Adjusted EBITDA to net (loss) income because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as depreciation, amortization and the provision for income taxes. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the Company without unreasonable effort.

30 |   2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Changes to Compensation Program Structure
With the appointment of a new CEO in November 2019, the Company conducted a comprehensive review of its annual and long-term incentive programs to enhance alignment with strategic initiatives and stockholder value creation. The Company moderately adapted its original plans in response to the challenges and uncertainty presented by the pandemic in 2020. As the business begins to normalize in the wake of the pandemic, the Compensation Committee plans to return to its original compensation design structure adopted in early 2020, beginning in 2021. The Compensation Committee has crafted both short-term and long-term incentives closely tied to the transformation plan.
Annual Cash Incentive
Changes for 2020	Changes for 2021	Anticipated Future Changes

■ Updated performance criteria in February 2020 using a revenue growth metric (25% weighting) instead of the net debt metric previously used, maintained Adjusted EBITDA (50% weighting), guest satisfaction (12.5% weighting), and safety (12.5%
weighting) metrics.
■ Retained, but modified, an Adjusted EBITDA performance gate; if Adjusted EBITDA did not meet or exceed the gate, no annual incentives would be earned, regardless of achievement of the other metrics.
■ Due to the pandemic, the Company did not achieve the Adjusted EBITDA gate of $382.5 million for 2020 and, as a result, no annual cash incentives were earned or paid.

■ In view of ongoing uncertainties due to the pandemic, focus on cash generation necessary to fuel growth and service the Company’s fixed obligations by adopting a modified cash flow metric (Adjusted EBITDA less capital expenditures; 75%
weighting).
■ Maintained guest satisfaction (12.5% weighting) and safety
(12.5% weighting) metrics.
■ Eliminated Adjusted EBITDA
gate.
■ Once the business normalizes, will reconsider appropriate short-term financial metrics, but maintain guest satisfaction (12.5% weighting) and safety (12.5% weighting) metrics.
 2021 Proxy Statement | 31

COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Equity Incentives
Changes for 2020	Changes for 2021	Anticipated Future Changes

■ As previously disclosed, neither stock options nor Project awards were used in the design of the long-term incentive program for 2020.
■ Revised program was originally designed to consist of 50% restricted stock units (“RSUs”) and 50% performance stock units (“PSUs”). The Compensation Committee believes that a combination of RSUs and PSUs better aligns with current market practice and stockholder interests, and will enhance the Company’s ability to drive stockholder value while attracting, retaining, and motivating leadership talent.
■ Due to the uncertainty created by the impact of the pandemic at the time the Compensation Committee was considering the performance criteria for the long-term incentive plan, the Compensation Committee determined that it was impracticable to establish meaningful long-term performance metrics. Instead, the 2020 grants to named executive officers consisted 100% of RSUs to motivate leading the business to recovery and growth and to provide a more effective retention tool.

■ Returned to original intent of
50% RSUs and 50% PSUs.
■ RSUs will vest 1/3 per year over three years, and PSUs will vest on the third anniversary of the grant, provided the applicable performance criteria are met.
■ PSU targets are based upon Adjusted EBITDA (60%) and Revenue (40%) achieved in the third year of the plan (2023), in each case aligned with the goals of the transformation plan.
■ PSUs will vest in a range of 0-200% of target, with threshold achievement resulting in 50% vesting and maximum achievement resulting in 200% percent vesting; achievement of target in the second year of the plan will result in an enhancement but in no event to exceed 200% of target in the aggregate.

■ Will continue with 50% RSUs and 50% PSUs for named
executive officers.
■ RSUs will vest 1/3 per year over three years, and PSUs will vest on the third anniversary of the grant, provided the applicable performance criteria are met.
■ Performance criteria to be aligned with the transformation plan and long-term strategic plan; specific criteria to be determined.

32 |   2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation
Executive Compensation Philosophy and Objectives
Total direct compensation for the named executive officers is generally a combination of three components:

The primary goal of the Company’s executive compensation program is to drive long-term growth and stockholder value through three key objectives:
Attract, Retain, and Motivate Leadership Talent	•	Establish fair and competitive compensation program
	•	Use multi-year vesting schedules for long-term equity grants
	•	Consider comparable market data as appropriate
Align Pay with Stockholder Interests	•	Tie a significant portion of total compensation opportunity to business and individual performance
	•	Maintain appropriate mix of fixed and performance-based compensation
	•	Avoid encouraging unnecessary and excessive risk-taking
Drive Company Performance	•	Reward named executive officers for meeting or exceeding Company’s growth and strategic objectives
	•	Tie short-term incentives closely to Company’s performance
	•	Balance short-term and long-term compensation elements to motivate and reward superior performance and execution of business strategy
Compensation Practices
The Company strives to align its executive compensation program with the interests of the Company and its stockholders, and implements strong corporate governance in the executive compensation program to achieve this result. The chart below highlights certain pay practices that the Company maintains and those that it avoids:
What We Do:		What We Do Not Do:
✔	Pay for performance	✘	Dividends on equity paid prior to vesting
✔	Annual Say-on-Pay vote	✘	Hedging and pledging of Company stock
✔	Annual review of peer group	✘	Tax gross-ups upon change of control
✔	Limited perquisites	✘	Repricing of stock options without stockholder approval
✔	Stock ownership guidelines
✔	Clawback policy
✔	Double trigger for vesting on change in control
✔	No guaranteed minimum payouts
✔	Capped incentive awards
Annual Say-on- Pay Vote and Stockholder Engagement
The Company is pleased that approximately 93% of the votes cast at the 2020 annual meeting were in favor of the Company’s executive compensation of the named executive officers for 2020. Management believes this strong support recognized the actions that the Board and senior management took to address stockholder concerns regarding the executive compensation program following the disappointing results of the Say-on-Pay vote at the 2019 annual meeting. The Compensation Committee believes (supported by stockholders’ strong support for last year’s Say-on Pay vote) that the changes that were made in 2020 enhanced the executive compensation practices and helped align executive compensation with the Company’s business and strategic objectives, as well as support long-term stockholder value creation.
 2021 Proxy Statement | 33

COMPENSATION DISCUSSION AND ANALYSIS
The Company values continuous dialogue with institutional investors and other stockholders, and spends considerable time reflecting on feedback received. As part of management’s regular interaction with the Company’s institutional stockholders, management plans to continue to discuss the Company’s governance and compensation practices. As a direct result of the Company’s stockholder engagement initiatives over the past few years, the Company has made several improvements to its practices as set forth under “Corporate Governance—Stockholder Engagement.” In addition, the following changes have been made or are in progress:
■	Enhanced compensation disclosures – the Company has continued to more clearly describe the elements of its compensation program, including long-term equity awards.
■	Compensation benchmarking – the Compensation Committee benchmarks total compensation of the named executive officers to the median of its peer group.
■
Reinvigorated annual incentive plan and new long-term equity incentive plan for 2021 – the Compensation Committee, in consultation with the independent compensation consultant and senior management, is continuing to design changes to both the annual and long-term incentive plans. The Company believes that these changes better align with current market practice and stockholder expectations, as well as strengthen the link between pay and performance. See “—Changes to Compensation Program Structure.”

■	No future Project awards – the Company has not announced any new Projects since 2016 and does not intend to grant Project awards in the future.
The Company is committed to engaging with its stockholders and will continue to evaluate its approach to executive compensation and corporate governance matters. The Company welcomes input from stockholders on its compensation policies and compensation program at any time.
Administration by the Compensation Committee
The Compensation Committee is responsible for administering the compensation program for executive officers and certain other members of senior management of the Company. The Compensation Committee determines the appropriate compensation levels for the Company’s named executive officers; evaluates compensation plans, policies, and programs; and reviews benefit plans. Additional responsibilities of the Compensation Committee include, but are not limited to, reviewing the Company’s executive compensation philosophy and strategy; participating in the performance evaluation process for the Chief Executive Officer; setting base salary and incentive opportunities for the Chief Executive Officer and other senior executives; establishing incentive compensation and performance goals and objectives for the Company’s senior executives and other eligible executives and management; and determining whether performance objectives have been achieved. The Compensation Committee also recommends to the Board the structure of employment or consulting agreements and severance arrangements, and approves such agreements or benefits for the named executive officers. The members of the Compensation Committee are not current or former employees of the Company and are not eligible to participate in any of its executive compensation programs.
Management Participation
The Company’s Human Resources department is responsible for the ongoing management of the executive compensation program. The Executive Vice President, General Counsel, and Chief Administrative Officer, and her staff, serve as the primary management liaison to the Compensation Committee and propose compensation programs and policies to the Compensation Committee at the request of the Compensation Committee and the Chief Executive Officer. The Compensation Committee meets with the Chief Executive Officer and any other senior executives as the Compensation Committee deems appropriate when it determines the performance criteria and compensation levels of senior executives. The Chief Executive Officer makes recommendations to the Compensation Committee regarding individual compensation, such as base salary changes and incentive compensation opportunities for senior executives other than himself. In addition, the Chief Financial Officer and his staff evaluate the financial implications of executive compensation proposals and financial performance measures in incentive compensation arrangements.
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COMPENSATION DISCUSSION AND ANALYSIS
Compensation Consultants
The Compensation Committee retained Deloitte Consulting LLP (“Deloitte”) to advise it in connection with executive and director compensation for 2020. Deloitte affiliates also provided tax, international development, and other consulting services to the Company during 2020. The Compensation Committee reviewed the services provided by Deloitte and its affiliates and approved the provision of such services. The Compensation Committee does not believe that the provision of such non-compensation services to the Company impairs Deloitte’s ability to provide independent advice to the Compensation Committee or otherwise presents a conflict of interest. The aggregate fees paid to Deloitte for executive compensation services to the Compensation Committee during 2020 were $206,082, and the aggregate fees paid to Deloitte for tax, international development, and other consulting services to the Company during 2020 were $687,240. Following a routine request for proposal process, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) to act as the Company’s compensation consultant beginning in 2021.
Factors in Determining Executive Compensation
In making compensation decisions regarding senior executives generally, the Compensation Committee considers general market information, as well as business and industry conditions, the Company’s strategic business objectives, and the executive’s contributions, performance, and experience. The initial compensation arrangements for the named executive officers were a result of arm’s-length negotiations by the Company with the executives in connection with their hire or retention and do not correspond to a specific benchmark level of pay. The compensation for the named executive officers is reviewed annually by the Board, the Compensation Committee, and the Chief Executive Officer. An analysis of overall Company performance, budget targets, achievement of individual performance goals, and the direct reporting relationship to the Chief Executive Officer is undertaken regarding the compensation of each executive. The Compensation Committee makes compensation determinations and adjustments when determined to be appropriate in accordance with the Company’s compensation philosophy and plans. The Company considered general historical market information on long-term incentive grants provided by Deloitte, historical grant awards, and Company and individual performance, as well as the uncertainty presented by the pandemic, when making recommendations to the Compensation Committee about long-term incentive grants in 2020.
The Compensation Committee uses peer group data as a reference point to compare the named executive officers’ pay against the peer group. The Compensation Committee also uses compensation data from the Company’s peer group as general guidance and as one of many factors that inform its judgment of appropriate compensation parameters for target compensation levels, but has not historically set executive compensation levels with reference to any particular percentile of the peer group and has not sought to match any particular element or mix of elements to that of the peer group. Beginning in 2021, the Compensation Committee set target compensation levels within a competitive range of the peer group median.
Peer Group Review
In 2018, the Company established a peer group as a result of engagement with its stockholders and to enable stockholders to assess the Company’s executive compensation relative to its peers. Given the unique focus of the Company’s business in operation of regional theme parks and waterparks, the Company has few direct business competitors, which makes it difficult to create a peer group based on industry codes, revenue or market capitalization alone. The Compensation Committee determined an appropriate peer group for purposes of compensation comparison, in consultation with Deloitte, by considering U.S. publicly traded companies with an emphasis on companies with primary business activities centered around entertainment, leisure, hospitality, and gaming. For 2020, the Compensation Committee used the following peer group for purposes of executive compensation analysis:
AMC Entertainment Holdings, Inc.	Live Nation Entertainment, Inc.
Boyd Gaming Corporation	Marriott Vacations Worldwide Corporation
Cedar Fair, L.P.	Norwegian Cruise Line Holdings Ltd.
Choice Hotels International, Inc.	Penn National Gaming, Inc.
 2021 Proxy Statement | 35

COMPENSATION DISCUSSION AND ANALYSIS
Churchill Downs Incorporated	SeaWorld Entertainment, Inc.
Cinemark Holdings, Inc.	Texas Roadhouse, Inc.
Dave & Buster’s Entertainment, Inc.	The Madison Square Garden Company
Eldorado Resorts, Inc.	Vail Resorts, Inc.
IMAX Corporation	World Wrestling Entertainment, Inc.
For 2021, the Compensation Committee, with the assistance of FW Cook, determined that three peer companies historically used by the Company—Eldorado Resorts, Inc., IMAX Corporation, and The Madison Square Garden Company—should be removed because they either ceased to exist as a standalone public company or had become less aligned with established peer group criteria than in prior years. Additionally, the Compensation Committee determined to add Hilton Grand Vacations, which is more closely aligned with those criteria.
The Compensation Committee believes this peer group achieves the desired level of balance in terms of revenue, market capitalization, and EBITDA, and reflects the types of companies with whom the Company competes for talent. The Company is reasonably comparable to the peer group median for revenues, market capitalization, and EBITDA. The following charts show the Company’s ranking within the peer group in terms of revenue, market capitalization, and EBITDA (in millions, as of December 31, 2019, to reflect pre-COVID scale):

(1)	Source: S&P CapIQ
For executive compensation comparisons, the Company primarily reviewed data from the most recently reported proxy statements and SEC filings of the peer group companies, as well as supplemental published compensation survey data.
Peer Group Comparison
In order to examine the competitiveness and appropriateness of the Company’s overall compensation program, the Company reviewed the total direct compensation of the named executive officers (consisting of base salary, target annual incentive, and target long-term equity, but not including benefits and perquisites) during 2020 to the peer group companies. The Compensation Committee believes the analysis confirms that the executive compensation program is appropriately designed to achieve the Company’s general objectives and is aligned with the companies in the peer group. The current named executive officers’ total compensation is within a competitive range of the peer group median for each named executive officer’s respective position, though individual positioning varies above and below the respective median.
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COMPENSATION DISCUSSION AND ANALYSIS
Total Direct Compensation Mix
The following charts show the relationship between the primary components of the Company’s total annual target direct compensation mix for each current named executive officer. For the Company’s Chief Executive Officer, 87% of his target total compensation is “at risk.” For the other current named executive officers, 77% of target total compensation is “at risk.” The charts illustrate target total compensation as of December 31, 2020, as described in the Base Salary, Annual Incentives, and Long-Term Equity sections below.

*
Pursuant to Mr. Spanos’ employment agreement, his target annual incentive is 150% of base salary. In February 2020, the Company and Mr. Spanos agreed that he would not be eligible for an annual incentive in 2020, and his employment agreement was amended accordingly.

Elements of Compensation
The individual components of the Company’s executive compensation program in 2020 included:

As noted above, for 2021 the Compensation Committee returned to its original plan of granting long-term equity to executives in the form of 50% RSUs and 50% PSUs. In setting total compensation, the Compensation Committee consistently applies its compensation philosophy, as described below, to the facts and circumstances associated with each executive through the exercise of appropriate business judgment.
Base Salary
Salaries are used to provide a fixed amount of compensation for an executive’s work. Although initially established in each named executive officer’s employment agreement and based on the philosophies and factors described herein, the salaries of named executive officers are reviewed annually, as well as at the time
 2021 Proxy Statement | 37

COMPENSATION DISCUSSION AND ANALYSIS
of a promotion or other change in responsibilities. The Compensation Committee strives to pay a base salary to attract and retain highly qualified executives to drive success based on the individual’s responsibilities, performance, and experience, internal equity, and business and industry conditions. For 2020, Messrs. Barber and Petit and Ms. Aslin received salary increases ranging from 1.96% to 3.6%. Mr. Spanos joined the Company in late 2019 and did not receive a salary increase for 2020. Mr. Reddy and Ms. Doerre joined the Company in 2020. Ms. Doerre’s salary increased from $540,000 to $650,000 in October 2020 due to her expanded role and assumption of the additional duties of Chief Administrative Officer. Mr. Russ’ salary increased from $387,000 to $450,000 during 2020 due to the changes in his roles and duties at the Company and ultimately assuming the role of Senior Vice President, Operations Services.
Effective April 6, 2020, in light of the disruption and uncertainty created by the evolving COVID-19 pandemic and its then-anticipated impact on the operations of the Company, each named executive officer (other than Mr. Barber who was transitioning from his role as Chief Financial Officer) agreed to a temporary 25% reduction of base salary. Those reductions remained in effect until November 30, 2020. Ms. Doerre and Mr. Reddy continued their salary reduction through the end of 2020, and Mr. Spanos’ salary reduction continued through February 28, 2021. The impact of the reduced base salaries is reflected in the 2020 Summary Compensation Table.
The following table shows the annual base salary rate in effect during 2020 for the currently employed named executive officers:
Executive	Contractual Base Salary Rate($)	Adjusted Base Salary Rate($)
Michael Spanos	1,150,000	862,500
Sandeep Reddy	650,000	487,500
Laura W. Doerre	650,000	487,500
Leonard A. Russ	450,000	337,500
Annual Incentives
Each year, the Compensation Committee sets the performance criteria for the annual incentive program in light of the Company’s growth strategy, major initiatives, and current and projected operations and objectives. Historically, the Company’s annual incentive plan closely linked pay and performance by providing all eligible full-time employees, including the named executive officers, an incentive compensation opportunity based on the Company achieving key business plan goals, with an emphasis on Adjusted EBITDA. Other goals related to net debt level, guest satisfaction, and safety. The Company selected these goals because it believes successful performance against these measures promotes the creation of long-term stockholder value. The Company places more weight on Adjusted EBITDA because it believes that Adjusted EBITDA tracks core operating performance most closely, is widely used by analysts and investors to evaluate performance in the Company’s industry, and is most directly related to stockholder value. In early 2020, the Company sought to refresh its annual incentive plan to drive financial performance and stockholder value, boost employee morale, and retain and attract talent. The Company was focused on establishing balanced performance metrics to promote disciplined progress towards the Company’s longer-term goals. For 2020, the Compensation Committee established target levels of achievement for the four financial and strategic objectives as follows:
Objective	Weight	Target Goal
Adjusted EBITDA	50.0%	$447 million
Revenue Growth	25.0%	$1,486 million
Guest Satisfaction	12.5%	■	2020 guest satisfaction score equals or exceeds 2019 guest satisfaction score, or
		■	2020 guest satisfaction score is higher than a specified target
Safety	12.5%	■	2020 guest safety perception score exceeds 8.0 and quality assessment review standards met, and
		■	2020 workers compensation claims lower than a specified target
Total	100%
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COMPENSATION DISCUSSION AND ANALYSIS
“Adjusted EBITDA” is defined as Modified EBITDA minus the interests of third parties in the Adjusted EBITDA of properties that are less than wholly owned by the Company. “Modified EBITDA” is defined as the Company’s consolidated income (loss) from continuing operations excluding the following: the cumulative effect of changes in accounting principles; discontinued operations gains or losses; income tax expense or benefit; restructure costs or recoveries; reorganization items (net); other income or expense; gain or loss on early extinguishment of debt; equity in income or loss of investees; interest expense (net); gain or loss on disposal of assets; gain or loss on the sale of investees; amortization; depreciation; stock-based compensation; and fresh start accounting valuation adjustments.
Unless Adjusted EBITDA for 2020 was more than $382.5 million, no annual incentive could be earned. Each named executive officer’s employment agreement provides for an annual incentive target as set forth in the following table. No named executive officer may earn more than 200% of his or her target annual incentive. As a result of the pandemic, the Company did not achieve the EBITDA gate, and no annual incentives were paid to any executives for 2020.
Executive	Target Annual Incentive	Target Annual Incentive($)	Actual Annual Incentive($)
Michael Spanos(1)	150% of base salary	—	—
Sandeep Reddy(2)	90% of base salary	585,000	—
Laura W. Doerre	90% of base salary	585,000	—
Marshall Barber	75% of base salary	425,625	—
Leonard A. Russ	62.5% of base salary	281,250	—
Brett Petit	62.5% of base salary	325,000	—
Catherine Aslin	62.5% of base salary	225,000	—
(1)	In February 2020, the Company and Mr. Spanos agreed that he would not be eligible for an annual incentive in 2020, and his employment agreement was amended accordingly.
(2)	Mr. Reddy’s employment agreement provides that his 2020 target annual incentive would be prorated for the portion of 2020 that his agreement was in effect.
Long-Term Equity
While annual cash incentives are intended to reward the achievement of short-term financial goals, the executive compensation program emphasizes and rewards results over the long term through equity incentives that have a substantial performance-based component and multi-year vesting schedules. The Company’s long-term equity awards are tied to the Company’s performance and the value of its common stock over multiple years. The Company believes that the characteristics of equity-based compensation, particularly the extended vesting periods, and the direct correlation between realized value to executives and stock price, are closely aligned with maximizing stockholder value, supporting its long-term growth strategies, and aligning compensation with risk outcomes. Extended vesting periods also incentivize retention. The Compensation Committee also believes that it is appropriate to evaluate equity grant opportunities on a systematic basis at least annually.
The Compensation Committee may, from time to time, grant additional equity incentive awards to employees, including named executive officers, based on individual circumstances such as outstanding performance or in connection with a promotion. The Compensation Committee has historically awarded stock options or performance stock units, or a combination thereof, based on its determination of the relative value of each form of award at the time of grant and the performance and responsibilities of each named executive officer. Beginning in 2020, the Committee redesigned the long-term incentive program, with the intention of issuing a combination of time-vesting RSUs and performance-vesting PSUs. Due to the uncertainty presented by the pandemic, and the associated impracticality of establishing long-term incentive goals in mid-2020, the Compensation Committee determined to issue long-term equity incentives 100% in the form of RSUs for named executive officers, in order to fully incentivize them to lead the Company through the pandemic and create shareholder value. The value of the RSU awards were consistent with equity awards granted to named executive officers employed in the prior year. For newly hired named executive officers, the value of the RSU
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COMPENSATION DISCUSSION AND ANALYSIS
awards was consistent with target values anticipated to be awarded, although the value for Mr. Spanos in 2020 was increased, primarily to incentivize retention. For 2021, the Compensation Committee has returned to a structure of 50% RSUs and 50% PSUs for grants to executive officers and to a normalized target equity value for Mr. Spanos.
■
Restricted Stock Units. RSUs are purely time-vesting awards and typically vest one-third on each of the first three anniversaries of the grant date. RSUs align management’s interests with those of stockholders by growing in value as the Company’s stock price increases. Due to the uncertainty created by the impact of the COVID-19 pandemic, the annual grant for 2020, which was awarded to all eligible full-time employees, consisted 100% of RSUs.

■
Performance Stock Units. PSUs offer the potential for meaningful compensation for proven performance measured over an extended period of time. The PSUs will not vest until the date specified in the award agreement and, consistent with the Company’s core principle of providing pay for performance, are forfeited if the established performance criteria are not achieved. PSUs vest in a range of 0% to 200% of the target award. No PSUs vest unless a minimum threshold is achieved with respect to a performance metric, and only 50% vest at threshold levels. PSUs vest at target levels with achievement of target performance, and at two times target with achievement at maximum levels. Achievement between threshold, target, or maximum levels results in pro rata vesting.

■
Stock Options. Stock options vest 25% on each of the first four anniversaries of the grant date. The stock options have a term of ten years and, in all instances, an exercise price of not less than the closing price of the Company’s common stock on the date the stock options are granted. The Compensation Committee believes that stock options are aligned with the long-term interests of stockholders because the stock options have no value to the named executive officers unless the market value of the Company’s common stock increases after the grant date. As discussed below under “Dividend Equivalent Rights,” unvested stock options have Dividend Equivalent Rights associated with them, which are not paid until the options vest. No stock options were granted to any named executive officers in 2020.

■
Dividend Equivalent Rights. In order for equity award recipients to participate in any dividends paid on the Company’s common stock, the Compensation Committee determined to grant holders of the Company’s unvested stock options and certain restricted stock units, with Dividend Equivalent Rights (“DERs”). No DERs are paid to any holders with respect to any unvested awards until such awards vest. The stock option DERs provide for issuance of shares of stock to holders of unvested stock options in a value equal to any dividends, if and when dividends are declared and paid, on the common stock from the grant date through the date of option vesting, and such shares are paid only once vesting occurs. In April 2020, the Company suspended payment of dividends on its common stock.

Previously, the Company issued performance awards in the form of “Projects” to incentivize participants to achieve stretch goals over a multi-year period. Although the Company no longer intends to utilize this form of long-term incentive, Project awards remained outstanding for some named executive officers during 2020, but no amounts were earned under such Project awards during 2020.
Minimal Perquisites
The Company provides a limited number of perquisites and other personal benefits to the named executive officers, which the Company believes are reasonable and consistent with market practices. The “All Other Compensation” column of the 2020 Summary Compensation Table sets forth these perquisites in accordance with the requirements of the SEC.
Retirement and Other Benefits
The Company believes retirement plans serve to attract and retain talented personnel generally, but they should not be a significant part of the overall compensation program. The Company has a contributory 401(k) Plan available to employees of the Company who meet the age and service requirements. The Company makes matching contributions in the amount of 100% of the first 3% of salary contributions and 50% of the next 2% of salary contributions made by employees (subject to tax law limits).
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COMPENSATION DISCUSSION AND ANALYSIS
The Company also has a Supplemental 401(k) Plan, which permits eligible participants to defer a portion of their compensation without such portion being limited by Internal Revenue Code restrictions applicable to the contributory 401(k) Plan and, in some cases, to receive corresponding matching contributions. For a discussion of the Supplemental 401(k) Plan, see “Executive Compensation—Fiscal 2020 Non-Qualified Deferred Compensation.”
The Company also maintains a stockholder-approved employee stock purchase plan, which is made available to substantially all of the Company’s employees, and allows participants to acquire the Company’s common stock at a discounted price. The purpose of the plan is to encourage employees at all levels to purchase stock and become stockholders. The plan allows participants to buy the Company’s common stock at a 10% discount to the lower of the market value of the common stock at the beginning and end of each successive six-month offering period. Under applicable tax law, no plan participant generally may purchase more than $25,000 in market value (based on the market value of the Company’s common stock on the first trading day of each offering period) of the Company’s common stock in any calendar year.
The named executive officers are eligible to participate in these plans on the same basis as other eligible participants.
Health Benefits and Disability Insurance
The Company provides its named executive officers with the same health and disability insurance plans offered to all employees.
Compensation in Connection with Recruitment
The Company may provide sign-on bonuses and new-hire equity awards if the Compensation Committee determines it is necessary and appropriate to advance the Company's interests, including to attract top-executive talent. Sign-on bonuses and new hire equity awards are an effective means of offsetting the compensation opportunities executives forfeit when they leave a former employer to join the Company. In connection with Ms. Doerre becoming General Counsel in 2020, she received a $330,000 sign-on bonus that included the amount of her 2019 bonus that her former employer did not pay because she transitioned to the Company before the payment date for such bonus. The Compensation Committee approved a new hire equity award for each of Ms. Doerre and Mr. Reddy of $600,000 and $1,000,000, respectively, with two-year cliff vesting from the grant date. The Compensation Committee determined the new hire compensation packages after considering several factors, including compensation data for comparable positions at other companies, compensation forgone by the executives at their former employment, and the need to provide a meaningful retention incentive.
Compensation Upon Termination of Employment
In addition to the direct compensation program, the Company believes it is important to provide the named executive officers with competitive separation payments and benefits because it provides a measure of financial security for the named executive officer and his or her family in the event of certain terminations of employment and also enables the Company to secure their cooperation following termination. Under their respective employment agreements, the named executive officers are entitled to severance in the event of specified terminations of employment and as a consequence of a change in control. The agreements contain a double trigger provision, which requires both a change in control and actual or constructive termination of employment in order for the named executive officer to receive benefits under the change in control provision rather than a single trigger provision under which benefits are triggered automatically by a change in control. The Company does not provide an excise tax gross-up in the event of a termination due to a change in control.
The separation payments and benefits are intended to provide the executives with a measure of financial support if their employment is terminated in certain circumstances through no fault of their own. The enhanced and accelerated benefits offered in connection with a change in control are designed to support the following business objectives:
■	Enhance the Company’s value in a consolidation transaction by helping retain and stabilize the management team during periods of uncertainty.
 2021 Proxy Statement | 41

COMPENSATION DISCUSSION AND ANALYSIS
■	Preserve the objectivity of the Company’s management team if they are negotiating and executing a consolidation transaction.
■	Keep the management team focused on the Company’s business instead of their personal financial situation.
In connection with their separation from the Company during 2020, Ms. Aslin and Mr. Petit received separation payments. See “—Description of Retirement Agreements and Separation Payments” for additional information.
The Company elects to provide post-employment compensation to the executive officers on a case-by-case basis as the employment market, the qualifications of potential employees, and the Company’s hiring needs dictate. See “Executive Compensation—Potential Payments Upon Termination” for additional information on separation payments and benefits for the named executive officers.
Tax and Accounting Considerations
The Compensation Committee may consider the impact of tax and accounting consequences when developing and implementing the Company’s executive compensation programs. The Compensation Committee designs and administers compensation programs that it believes are in the best interests of the Company and its stockholders.
Stock Ownership, Clawback, and Other Policies
To further align the senior executives’ interests with those of the Company's stockholders, the Company maintains stock ownership guidelines. The guidelines provide that, within three years of the year in which the executive first becomes subject to the guidelines, the executive should seek to establish holdings in the Company’s stock equal in value to a multiple of his or her annual base salary as follows:
Senior Executive	Ownership Guideline Multiple
Chief Executive Officer	6x base salary
Other Senior Executives	2x base salary
All types of equity holdings, with the exception of stock options, are included in determining ownership. All of the current named executive officers are in compliance, or on target to achieve compliance, with the Company's stock ownership guidelines.
The Company’s securities trading policy requires executives and directors to consult the Company’s General Counsel prior to engaging in transactions involving the Company’s common stock. In order to protect the Company from exposure under insider trading laws, executives and directors are encouraged to enter into pre-programmed trading plans under Exchange Act Rule 10b5-1. The Company’s securities trading policy prohibits directors and executives from pledging, hedging, or monetization transactions including, but not limited to, through the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, and other derivative instruments, or through the establishment of a short position in the Company’s securities.
To promote the highest level of financial integrity and ethical behavior, and to discourage excessive risk-taking, in early 2021, the Board adopted an Incentive Compensation Clawback Policy (the “clawback policy”) allowing the Board to recoup certain incentive-based compensation in the event of a material restatement of the Company’s financial statements or specific acts of improper conduct. Specifically, any performance-based compensation, including equity compensation and short-term incentive cash compensation, is subject to recoupment in the event of a material restatement of the Company’s financial statements or if the recipient engaged in fraud, willful misconduct, or certain other acts that constitute “improper conduct” under the clawback policy. In the event of a material restatement, each officer of the Company, as well as each employee whose fraud or willful misconduct resulted in the material restatement, would forfeit the amount of any incentive-based compensation paid during the three years preceding the date of the material restatement that
42 |   2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
the Board determines exceeds the amount the employee would have received had the revised financial statement(s) been used to determine the compensation. In the event of fraud, willful misconduct, or certain other improper conduct—including violation of an employment agreement or Company policy (including the Code of Business Conduct and Ethics), disclosing confidential information or trade secrets, or violating any non-solicitation or non-competition covenant—the employee engaging in such conduct would forfeit the amount of any incentive-based compensation paid during the period commencing one year prior to the improper conduct and continuing until the time the improper conduct is discovered, to the extent that the Board determines is appropriate under the circumstances. The clawback policy affords the Board broad discretion to determine the amount and extent of any clawback.
The Compensation Committee does not employ any form of wealth tally; it believes that grants to executives should be made based on individual and Company performance factors and market compensation conditions at the time of grant, as described herein.
 2021 Proxy Statement | 43

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors of the Company has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed it with the Company’s management. Based on the Compensation Committee’s review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
THE COMPENSATION COMMITTEE
Ben Baldanza (Chair)
Esi Eggleston Bracey
Kurt M. Cellar
Enrique Ramirez
Arik Ruchim
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No member of the Compensation Committee serves, or has served, as an officer or employee of the Company. In addition, no interlocking relationship exists between the Board or the Compensation Committee and the board of directors or compensation committee of any other company, nor did any such interlocking relationship exist during 2020.
COMPENSATION POLICIES AND RISK MANAGEMENT PRACTICES
The Compensation Committee has reviewed the Company’s compensation policies and practices for all of the Company’s employees, including non-executive officers, and determined that the policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes that the design of the Company’s annual incentives and long-term equity incentives provides an effective and appropriate mix of incentives to help ensure the Company’s performance is focused on long-term stockholder value creation and does not encourage the taking of short-term risks at the expense of long-term results. The Company has discretion to reduce annual incentive payments (or pay no annual incentive) based on individual performance or any other factors it may determine to be appropriate in the circumstances.
44 |   2021 Proxy Statement

EXECUTIVE COMPENSATION
2020 Summary Compensation Table
The following table summarizes the compensation paid by the Company to (i) the Chief Executive Officer, (ii) the Chief Financial Officer, (iii) the former Chief Financial Officer, (iv) the individual who served as the Interim Chief Financial Officer, and (v) the Company’s other three most highly compensated executive officers serving as such during 2020.
Name and Principal Position	Year	Salary(1)(2) ($)	Bonus ($)	Stock Awards(3) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(4) ($)	Total ($)
Michael Spanos President and Chief Executive Officer	2020	939,916	—	6,306,400	—	—	—	7,246,316
	2019	132,692	215,000	1,999,998	2,337,500	—	165,000	4,850,190
Sandeep Reddy Chief Financial Officer	2020	240,000	—	1,800,023	—	—	—	2,040,023
Laura W. Doerre General Counsel & Chief Administrative Officer	2020	357,173	330,000	1,400,003	—	—	215,293	2,302,469
Marshall Barber Former Chief Financial Officer	2020	384,154	—	305,880	—	—	11,400	701,434
	2019	553,000	—	208,829	265,200	—	35,097	1,062,126
	2018	538,000	—	141,972	198,500	324,416	31,530	1,234,418
Leonard A. Russ Former Interim CFO, Current Senior Vice President, Operations Services	2020	343,601	—	904,895	—	—	7,293	1,255,789
Brett Petit Former Senior Vice President, Marketing & Sales	2020	362,346	—	709,736	—	—	856,400	1,928,482
	2019	510,000	—	102,180	212,160	—	30,490	854,830
	2018	502,000	—	99,654	158,800	252,257	27,865	1,040,576
Catherine Aslin Former Senior Vice President, Human Resources	2020	264,461	—	706,713	—	—	594,997	1,566,171
	2019	347,500	—	58,481	212,160	—	20,734	638,875
	2018	340,000	—	30,301	158,800	170,851	17,731	717,683
(1)
Effective February 24, 2020, (a) Mr. Barber retired as Executive Vice President and Chief Financial Officer (and later retired from the Company effective August 31, 2020), and (b) Mr. Russ, formerly the Senior Vice President, Strategic Planning and Analysis, assumed the role of Interim Chief Financial Officer. Effective July 1, 2020, Mr. Reddy became the Chief Financial Officer and, effective August 1, 2020, Mr. Russ, formerly the Interim Chief Financial Officer, assumed the role of Senior Vice President, Operations Services. Effective March 9, 2020, Ms. Doerre became the Executive Vice President and General Counsel. Effective October 2, 2020, Ms. Aslin, formerly the Senior Vice President, Human Resources, and Mr. Petit, formerly the Senior Vice President, Marketing & Sales, resigned, and, effective October 1, 2020, Ms. Doerre assumed the additional duties of Chief Administrative Officer.

(2)
Messrs. Barber and Petit and Ms. Aslin deferred portions of their salary into the Supplemental 401(k) Plan as set forth in the 2020 Non-Qualified Deferred Compensation Table. The amounts in the Summary Compensation Table for 2020 reflect salary prior to any such deferrals.

(3)
The dollar amount represents the aggregate grant date fair value of the awards granted computed in accordance with the stock-based accounting rules (Financial Accounting Standards Board ASC Topic 718). The assumptions used in the calculation of these amounts are discussed in Note 10 to the Company’s consolidated financial statements included in the Form 10-K. These awards also include the DERs distributed to reflect the dividend equivalents that had accumulated with respect to stock options vesting during such period.

 2021 Proxy Statement | 45

EXECUTIVE COMPENSATION
(4)
The amounts shown include 401(k) Plan matching contributions of 100% of the first 3% of salary contributions and 50% of the next 2% of salary contributions (subject to tax law limits), and Supplemental 401(k) Plan matching contributions for certain named executive officers as follows:

Executive	401(k) Plan Match ($)	Supplemental 401(k) Plan Match ($)	Total ($)
Marshall Barber	11,400	—	11,400
Leonard A. Russ	7,293	—	7,293
Brett Petit	11,400	—	11,400
Catherine Aslin	9,701	296	9,997
The amount shown for Ms. Doerre represents relocation expenses as provided for in her employment agreement.
The amounts shown for Mr. Petit and Ms. Aslin include $845,000 and $585,000, respectively, for separation payments pursuant to their respective employment agreements. See “—Description of Retirement Agreements and Separation Payments” for additional information. For additional information on contributions that the Company makes for the named executive officers under the 401(k) Plan, Supplemental 401(k) Plan, and benefits that the Company provides to the named executive officers, see “Compensation Discussion and Analysis—Elements of Compensation—Retirement and Other Benefits.”
2020 Grants of Plan-Based Awards
The following table provides information on equity and non-equity awards granted in 2020 to each of the named executive officers:
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: No. of Shares of Stock or Units (#)	All Other Option Awards: No. of Securities Underlying Options (#)	Exercise or Base Price of Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael Spanos(1)	5/6/2020	—	—	—	—	—	—	315,623	—	—	5,999,993
Sandeep Reddy(2)	—	147,049	294,098	588,196	—	—	—	—	—	—	—
	7/1/2020	—	—	—	—	—	—	50,328	—	—	1,000,017
	7/1/2020	—	—	—	—	—	—	40,262	—	—	800,006
Laura W. Doerre	—	292,500	585,000	1,170,000	—	—	—	—	—	—	—
	3/9/2020	—	—	—	—	—	—	31,546	—	—	600,005
	5/6/2020	—	—	—	—	—	—	42,083	—	—	799,998
Marshall Barber(3)	—	—	—	—	—	—	—	—	—	—	—
Leonard A. Russ	—	140,625	281,250	562,500	—	—	—	—	—	—	—
	4/1/2020	—	—	—	—	—	—	6,135	—	—	70,000
	5/6/2020	—	—	—	—	—	—	22,658	—	—	430,729
	8/1/2020	—	—	—	—	—	—	17,252	—	—	300,012
Brett Petit	—	162,500	325,000	650,000	—	—	—	—	—	—	—
	5/6/2020	—	—	—	—	—	—	22,658	—	—	430,729
Catherine Aslin	—	112,500	225,000	450,000	—	—	—	—	—	—	—
	5/6/2020	—	—	—	—	—	—	22,658	—	—	430,729
(1)
As noted above, in February 2020, the Company and Mr. Spanos agreed that he would not be eligible for an annual incentive in 2020. No annual incentives were earned by any named executive officers for 2020. See “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentives” for details regarding the annual incentive.

(2)
Annual incentive plan amounts shown are prorated pursuant to Mr. Reddy’s employment agreement, which provides that his 2020 target annual incentive would be prorated for the portion of 2020 that his agreement was in effect.

(3)	Mr. Barber entered into a Transition and Retirement Agreement, dated February 20, 2020, which did not provide for an annual incentive.
46 |   2021 Proxy Statement

EXECUTIVE COMPENSATION
2020 Outstanding Equity Awards at Fiscal Year-End
The following table provides information on the total outstanding equity awards as of December 31, 2020, for each of the named executive officers:
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($)
Michael Spanos	11/18/2019	—	—	—	—	—	—	—	10,000(5)	351,800
	11/18/2019	—	—	—	—	—	28,954	987,331	—	—
	11/18/2019	76,250	228,750	—	46.05	11/18/2029	—	—	—	—
	11/18/2019	—	—	—	—	—	(6)	247,050	—	—
	11/18/2019	30,000	90,000	—	46.05	11/18/2029	—	—	—	—
	11/18/2019	—	—	—	—	—	(6)	97,200	—	—
	5/6/2020	—	—	—	—	—	315,623	10,762,744	—	—
Sandeep Reddy	7/1/2020	—	—	—	—	—	50,328	1,716,185	—	—
	7/1/2020	—	—	—	—	—	40,262	1,372,934	—	—
Laura W. Doerre	3/9/2020	—	—	—	—	—	31,546	1,075,719	—	—
	5/6/2020	—	—	—	—	—	42,083	1,485,030	—	—
Marshall Barber	—	—	—	—	—	—	—	—	—	—
Leonard A. Russ	—	—	—	—	—	—	—	—	7,000(7)	308,420
	8/24/2014	2,500	—	—	37.54	8/24/2024	—	—	—	—
	8/24/2015	4,000	—	—	42.34	8/24/2025	—	—	—	—
	2/19/2016	2,500	—	—	51.38	2/19/2026	—	—	—	—
	8/24/2016	6,750	—	—	50.39	8/24/2026	—	—	—	—
	2/8/2017	2,250	750	—	60.80	2/8/2027	—	—	—	—
	2/8/2017	—	—	—	—	—	(6)	6,990	—	—
	8/30/2017	9,000	3,000	—	53.12	8/30/2027	—	—	—	—
	8/30/2017	—	—	—	—	—	(6)	24,120	—	—
	7/2/2018	2,500	2,500	—	70.13	7/2/2028	—	—	—	—
	7/2/2018	—	—	—	—	—	(6)	12,850	—	—
	8/30/2018	7,500	7,500	—	65.27	8/30/2028	—	—	—	—
	8/30/2018	—	—	—	—	—	(6)	38,550	—	—
	8/30/2019	6,250	18,750	—	59.17	8/30/2029	—	—	—	—
	8/30/2019	—	—	—	—	—	(6)	35,625	—	—
	4/1/2020	—	—	—	—	—	6,135	209,204	—	—
	5/6/2020	—	—	—	—	—	22,658	772,638	—	—
	8/1/2020	—	—	—	—	—	17,252	588,293	—	—
Brett Petit	8/24/2015	5,000	—	—	42.34	10/2/2021	—	—	—	—
	8/24/2016	15,000	—	—	50.39	10/2/2021	—	—	—	—
	2/8/2017	5,000	—	—	60.80	10/2/2021	—	—	—	—
	8/30/2017	20,000	—	—	53.12	10/2/2021	—	—	—	—
	8/30/2018	15,000	—	—	65.27	10/2/2021	—	—	—	—
	8/30/2019	16,000	—	—	59.17	10/2/2021	—	—	—	—
Catherine Aslin	8/24/2014	3,500	—	—	37.54	10/2/2021	—	—	—	—
	8/24/2015	3,000	—	—	42.34	10/2/2021	—	—	—	—
	8/24/2016	2,250	—	—	50.39	10/2/2021	—	—	—	—
	1/3/2017	6,750	—	—	60.06	10/2/2021	—	—	—	—
	2/8/2017	3,000	—	—	60.80	10/2/2021	—	—	—	—
	8/30/2017	20,000	—	—	53.12	10/2/2021	—	—	—	—
	8/30/2018	15,000	—	—	65.27	10/2/2021	—	—	—	—
	8/30/2019	16,000	—	—	59.17	10/2/2021	—	—	—	—
 2021 Proxy Statement | 47

EXECUTIVE COMPENSATION
(1)
The stock options vest 25% on each anniversary of the grant date with acceleration upon certain events as discussed in “—Potential Payments Upon Termination.” As described in “Compensation Discussion and Analysis—Elements of Compensation—Dividend Equivalent Rights,” unvested stock options accrue DERs. On a quarterly basis, if and when stockholders are paid cash dividends, the DERs accrue and are distributed in shares upon the vesting of the stock option award. In April 2020, the Company suspended payment of dividends on its common stock.

(2)
One-third of the restricted stock units generally vest on each of the first three anniversaries of the grant date. The restricted stock units granted to Ms. Doerre in March 2020 in connection with her joining the Company vest in full on the second anniversary of the grant date. The grant of 50,328 restricted stock units to Mr. Reddy in July 2020 in connection with his joining the Company vest in full on the second anniversary of the grant date. The restricted stock units granted to Mr. Russ in April 2020 vest in equal amounts on each of the first two anniversaries of the grant date. The restricted stock units granted to Mr. Russ in August 2020 in connection with his promotion to Senior Vice President, Operations Services vest in full on the third anniversary of the grant date.

(3)	The market value of stock awards is the number of shares shown in the table multiplied by $34.10, the closing price per share of the Company’s common stock on December 31, 2020.
(4)	The value set forth for DERs is based on the amount of cash dividend equivalents accumulated, if any, from the grant date through December 31, 2020.
(5)	Performance restricted stock units vest only upon achievement by the Company of $750 million of Modified EBITDA in 2021.
(6)
On the grant date of the stock option awards, accompanying DERs were also granted to each named executive officer. The number of shares of common stock that vest pursuant to the DERs is based on the conversion of cash dividend equivalents accumulated from the grant date through the date that the stock option vests.

(7)	Amount represents the target number of shares that may be issued upon achievement by the Company of $750 million of Modified EBITDA in 2021.
2020 Option Exercises and Stock Vested
The following table provides information on the number of shares acquired by each named executive officer upon the vesting of stock awards and the value realized, each before payment of any applicable withholding tax. No named executive officers exercised stock options during 2020.
	Stock Awards
Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Michael Spanos	18,377	540,651
Sandeep Reddy	—	—
Laura W. Doerre	—	—
Marshall Barber	11,938	355,961
Leonard A. Russ	4,395	105,720
Brett Petit	17,734	381,219
Catherine Aslin	16,824	369,461
(1)
The amount represents the DERs distributed to reflect the dividend equivalents that had accumulated with respect to stock options vesting during 2020 as described in “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity.”

(2)
The amount was calculated based on the fair market value of the Company’s common stock on the vesting date (or the previous trading day if the vesting date was not a trading day). The fair market value is determined based on the closing price of the Company’s common stock on the applicable date and, if applicable, accumulated dividends/DERs.

48 |   2021 Proxy Statement

EXECUTIVE COMPENSATION
Fiscal 2020 Non-Qualified Deferred Compensation
The Company maintains a Supplemental 401(k) Plan that covers selected employees, including the named executive officers. The Supplemental 401(k) Plan provides participants the opportunity to defer a portion of their compensation without such portion being limited by Internal Revenue Code restrictions applicable to the Company’s 401(k) Plan. In addition, through 2020, the Supplemental 401(k) Plan provides participants who have made the maximum contribution under the Company’s 401(k) Plan to be credited with matching contributions under the Supplemental 401(k) Plan to the extent of contributions to the Supplemental 401(k) Plan subject to an overall matching contribution limit. Aggregate matching contributions for a participant under the Supplemental 401(k) Plan and the Company’s 401(k) Plan has been fixed at 4% of the participant’s base salary and annual incentive compensation. Effective January 1, 2021, the Supplemental 401(k) was amended and restated including to eliminate a fixed Company contribution rate. Amounts credited to a named executive officer under the Supplemental 401(k) Plan, adjusted for earnings or losses, will generally be distributed on the last business day of the sixth month following the month in which the participant has a separation of service (for purposes of the Internal Revenue Code) from the Company.
The following table sets forth information concerning the named executive officers’ participation in the Supplemental 401(k) Plan during fiscal 2020:
	Non-Qualified Deferred Compensation
Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings (Loss) in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions in Last Fiscal Year ($)	Aggregate Balance at Fiscal Year End(2) ($)
Michael Spanos	—	—	—	—	—
Sandeep Reddy	—	—	—	—	—
Laura W. Doerre	—	—	—	—	—
Marshall Barber	8,109	—	19,737	(302,049)	—
Leonard A. Russ	—	—	24,520	—	166,649
Brett Petit	785	—	104,510	—	741,996
Catherine Aslin	7,797	296	11,284	—	61,149
(1)
All amounts reported as executive contributions are executive elective deferrals included in the 2020 Summary Compensation Table as salary for 2020. All amounts reported as registrant contributions are Company matching contributions included in the 2020 Summary Compensation Table as “All Other Compensation” for 2020.

(2)	The aggregate balance includes $461,186 and $46,291 for Mr. Petit and Ms. Aslin, respectively, which was reported in the Summary Compensation Table for 2012 through 2020.
Description of Employment Agreements
The Company enters into employment agreements with its named executive officers providing for base salary, annual incentive target opportunities, and compensation upon certain terminations of employment as described above and in “—Potential Payments Upon Termination.”
The Company entered into an employment agreement with Mr. Spanos (the “Spanos Employment Agreement”) that provides for, among other things, a base salary of at least $1,150,000 per year and an annual bonus with a target of 150% of base salary. His employment agreement was amended in February 2020 to provide for an annual bonus commencing in 2021 rather than 2020. Mr. Spanos is entitled to participate in or receive benefits under the employee benefits programs of the Company, including the Company’s life, health, and disability programs, as well as to receive reimbursement of certain expenses incurred during his employment. The Spanos Employment Agreement also contains provisions for separation payments and benefits upon certain types of termination of employment, as well as customary non-competition, indemnification, confidentiality, and proprietary information provisions.
The Company entered into an employment agreement with each of Ms. Doerre in February 2020 (as amended in October 2020 when she assumed the additional duties of Chief Administrative Officer) and Mr. Reddy in
 2021 Proxy Statement | 49

EXECUTIVE COMPENSATION
July 2020. Each employment agreement provides for, among other things, a base salary of at least $650,000 per year and an annual bonus with a target of 90% of base salary. Each executive is entitled to participate in or receive benefits under the employee benefits programs of the Company, including the Company’s life, health, and disability programs, as well as to receive reimbursement of certain expenses incurred during his employment. The employment agreements also contain provisions for separation payments and benefits upon certain types of termination of employment, as well as customary non-competition, indemnification, confidentiality, and proprietary information provisions.
The Company entered into an employment agreement with Mr. Russ in July 2020 when he transitioned from the role of Interim Chief Financial Officer to Senior Vice President, Operations Services, effective August 1, 2020. Mr. Russ’ employment agreement provides for, among other things, a base salary of at least $450,000 per year and an annual bonus with a target of 62.5% of base salary. Mr. Russ is entitled to participate in or receive benefits under the employee benefits programs of the Company, including the Company’s life, health, and disability programs, as well as to receive reimbursement of certain expenses incurred during his employment. His employment agreement also contains provisions for separation payments and benefits upon certain types of termination of employment, as well as customary non-competition, indemnification, confidentiality, and proprietary information provisions.
The Company previously entered into employment agreements with Messrs. Barber and Petit and Ms. Aslin. See “Compensation Discussion and Analysis—Elements of Compensation” for additional information on the compensation of the former named executive officers. The employment agreements also contained provisions for separation payments and benefits upon certain types of termination of employment, as well as customary non-competition, indemnification, confidentiality, and proprietary information provisions. For a description of separation payments and benefits provided by these employment agreements, see “—Potential Payments Upon Termination” and “—Description of Retirement Agreements and Separation Payments.”
Potential Payments Upon Termination
Potential Payments Upon Termination of Current Named Executive Officers
All of the named executive officers employed at the end of 2020 had provisions in their employment agreements providing for separation payments and benefits upon certain types of termination of employment. Upon a current named executive officer’s termination of employment, including for cause, such executive is generally entitled to unpaid earned salary, unpaid earned annual incentive, and unpaid benefits.
Payments Upon Death or Disability
In the event of termination of a current named executive officer’s employment due to death or disability, the executive would be entitled to receive the benefits outlined below:
Benefit	All Current NEOs
Lump sum payment (disability only)	1x base salary 1x target annual incentive
Annual incentive (prorated)	Yes
Time-vested equity awards vest (excludes performance-based awards)	Yes
50 |   2021 Proxy Statement

EXECUTIVE COMPENSATION
Termination Without Cause or For Good Reason
If a current named executive officer’s employment is terminated without cause or an executive resigns for good reason, in addition to any other rights or benefits to which the executive is entitled in the ordinary course, such as accrued payments and benefits, the executive would be entitled to receive the benefits outlined below:
Benefit	All Current NEOs
Lump sum payment(1)	1x base salary 1x annual target incentive
Annual incentive (prorated)	Yes
Continued healthcare coverage(2)	3 or 12 months
Time-vested equity vests(3)	For awards scheduled to vest within 12 months following termination, yes
Executive outplacement services	Yes
(1)
If terminated without cause or executive resigns for good reason before, on, or within two years after or in anticipation of a change in control (as such term is defined in their respective employment agreements), such executive will instead be entitled to receive a lump sum payment in an amount equal to 2x base salary and 2x annual target incentive, and all time-vested equity will fully vest.

(2)
Executive may instead receive a lump sum payment at the Company’s discretion. Mr. Spanos is entitled to continued healthcare coverage for 12 months, and Mr. Reddy and Ms. Doerre are entitled to continued healthcare coverage for 3 months.

(3)
Vested options remain exercisable for the shorter of their respective originally scheduled terms or one year following the date of termination. Mr. Spanos’ restricted stock units granted in connection with his commencement of employment fully vest. Subject to the Compensation Committee’s discretion to accelerate vesting, all unvested performance-based restricted stock units are immediately forfeited upon termination of employment for any reason.

The following terms are generally defined in the employment agreements for the current named executive officers as follows:
Term	Definition
Cause	■	continued failure (except where due to physical or mental incapacity) to endeavor in good faith to substantially perform executive’s duties;
	■	material malfeasance or gross neglect in the performance of executive’s duties;
	■	conviction of, or plea of guilty or nolo contendere to, a misdemeanor involving moral turpitude or a felony;
	■	commission of fraud or embezzlement against the Company constituting a crime;
■
material breach of any material provision of executive’s employment agreement (as determined in good faith by the Board) that is not remedied within fifteen days after (i) written notice from the Company specifying such breach and (ii) the opportunity to appear before the Board;

	■	material violation of a material Company policy that causes demonstrable damage to the Company, which damage is not insignificant;
■
continued failure to cooperate in any audit or investigation involving the Company or its or their financial statements or business practices that is not remedied within fifteen days of written notice from the Company specifying such failure; or

	■	actual gross misconduct that the Board determines in good faith adversely and materially affects the business or reputation of the Company.
 2021 Proxy Statement | 51

EXECUTIVE COMPENSATION
Term	Definition
Good Reason (without the executive’s express written consent)	■	material diminution in employment duties, responsibilities or authority, or the assignment to executive of duties that are materially inconsistent with his or her position;
	■	reduction in base salary or target annual incentive; or
	■	material breach by the Company of the compensation or indemnification provisions of the executive’s employment agreement.
■
with respect to Mr. Spanos only:
o removal as Chief Executive Officer or an adverse change in reporting obligations, or
o failure of the Company to nominate him for election as a member of the Board or
   the failure of the Company’s stockholders to elect him to the Board once   nominated.

An executive’s employment may terminate for “good reason” only if (i) within 90 days of the date executive has actual knowledge of the occurrence of an event of “good reason,” he provides written notice to the Company specifying such event, (ii) the Company does not cure such event within 10 business days of such notice if the event is nonpayment of an amount due to executive, or within 60 days of such notice for other events, and (iii) executive terminates executive’s employment within 30 business days of the end of such cure period.

Potential Payments Upon Termination of Employment or Change in Control
The table below illustrates payments that would be made to a named executive officer employed at the end of 2020 if his or her employment terminated due to a termination for death or disability, without cause, or for good reason on December 31, 2020. The amounts shown and discussed in this section assume there is no earned but unpaid base salary, annual incentive or expenses at the time of termination. This table is intended only for illustrative purposes; the rights and benefits due to any executive upon an actual termination of employment can be determined only at the time of such event, based on circumstances then existing and arrangements then in effect.
Executive	Cash Separation Payments ($)	Vesting of Equity(1) ($)	Benefit Payments / Outplacement Services ($)	Total ($)
Michael Spanos
Death	—	12,094,326	—	12,094,326
Disability	2,875,000	12,094,326	—	14,969,326
Without Cause or for Good Reason — No Change in Control	2,875,000	4,689,640	32,923	7,597,563
Without Cause or for Good Reason — Change in Control	5,750,000	12,094,326	32,923	17,877,249
Sandeep Reddy
Death	—	3,089,119	—	3,089,119
Disability	1,235,000	3,089,119	—	4,324,119
Without Cause or for Good Reason — No Change in Control	1,235,000	457,622	16,424	1,709,047
Without Cause or for Good Reason — Change in Control	2,470,000	3,089,119	16,424	5,575,543
Laura W. Doerre
Death	—	2,510,749	—	2,510,749
Disability	1,235,000	2,510,749	—	3,745,749
Without Cause or for Good Reason — No Change in Control	1,235,000	478,321	19,242	1,732,563
Without Cause or for Good Reason — Change in Control	2,470,000	2,510,749	19,242	4,999,991
Leonard A. Russ
Death	—	1,688,270	—	1,688,270
Disability	731,250	1,688,270	—	2,419,520
Without Cause or for Good Reason —No Change in Control	731,250	430,793	20,887	1,182,929
Without Cause or for Good Reason —Change in Control	1,462,500	2,305,110	20,887	3,788,497
52 |   2021 Proxy Statement

EXECUTIVE COMPENSATION
(1)
The amounts include the value of the unvested portion of the time-vested restricted stock units that would accelerate upon termination. The value of the unvested portions of stock options that would vest is calculated by (a) multiplying the amount by which $34.10 (the closing price of the Company’s common stock on December 31, 2020) exceeds the exercise price of the stock option by the number of shares subject to the accelerated portion of the stock option and (b) adding the value of corresponding DERs as of December 31, 2020. For Mr. Russ, the amount includes a Project award, which would vest upon a change in control assuming target performance, calculated by (a) multiplying $34.10 (the closing price of the Company’s common stock on December 31, 2020) by the target number of shares under the Project award and (b) adding the value of corresponding DERs as of December 31, 2020. The value of the Project award in such instance would be $616,840.

Description of Retirement Agreements and Separation Payments
In February 2020, Mr. Barber informed the Company of his intention to retire as Chief Financial Officer of the Company and, on February 20, 2020, Mr. Barber and the Company entered into a Transition and Retirement Agreement (the “Barber Transition Agreement”) to facilitate a smooth transition. Pursuant to the Barber Transition Agreement, Mr. Barber ceased to be the Chief Financial Officer on February 24, 2020 (the “Barber Transition Date”), and on the Barber Transition Date, Mr. Barber’s employment agreement with the Company terminated with Mr. Barber continuing as an advisor through August 31, 2020. The Barber Transition Agreement provided that, as an advisor, Mr. Barber was entitled to, among other things, a base salary at a rate of $10,913.46 per week through August 31, 2020. Mr. Barber continued to participate in or receive benefits under the employee benefits programs of the Company, including the Company’s life, health, and disability programs, as well as to receive reimbursement of certain expenses incurred during his employment, as provided in the Barber Transition Agreement. The Barber Transition Agreement also contained provisions for separation payments upon certain types of termination of employment as well as customary non-competition, indemnification, confidentiality, and proprietary information provisions. Mr. Barber retired from the Company effective August 31, 2020. Upon his retirement, all stock options that were not vested were forfeited.
Effective October 2, 2020, Mr. Petit resigned as Senior Vice President, Marketing & Sales, and Ms. Aslin resigned as Senior Vice President, Human Resources. Pursuant to their respective employment agreements, in connection with their termination, Mr. Petit and Ms. Aslin received $845,000 and $585,000, respectively, in separation payments. In addition, 7,552 restricted stock units for each of Mr. Petit and Ms. Aslin and 19,250 and 20,438 stock options for Mr. Petit and Ms. Aslin, respectively, immediately vested upon their termination. All options set forth in the 2020 Outstanding Equity Awards at Fiscal Year-End Table for Mr. Petit and Ms. Aslin remain exercisable for one year following their date of termination. They were each entitled to receive continued healthcare coverage for twelve months and outplacement services.
CEO Pay Ratio
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, the following information explains the relationship of the annual total compensation of the Company’s median employee to the annual total compensation of Mr. Spanos, the Company’s Chief Executive Officer, for 2020. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the CEO pay ratio, and other companies may use different assumptions, adjustments, exclusions, or estimates in calculating their CEO pay ratio. Accordingly, CEO pay ratio disclosures may involve a degree of imprecision and may be inconsistent in methodology among different companies. Therefore, the CEO pay ratio disclosed by other companies may not be comparable to the Company’s CEO pay ratio as disclosed below. The Company’s pay ratio disclosed below is a reasonable estimate calculated in a manner consistent with SEC rules based on the Company’s internal records and the methodology described below.
Total Compensation
CEO	$7,246,316

Median Employee (full-time + seasonal)	$6,691
Ratio	1101:1
 2021 Proxy Statement | 53

EXECUTIVE COMPENSATION
The Chief Executive Officer to median employee ratio was 119 to 1 for full-time employees only. The total annual compensation for the median employees was calculated in the same manner as the Chief Executive Officer’s compensation, which is described in the Summary Compensation Table.
The Company’s operations rely heavily on seasonal, entry-level employees, some of whom work only one or two months per year. Consequently, the Company considers a comparison to all full-time employees only to be more reflective of the relationship between CEO pay and median employee pay. At the time this calculation was made, seasonal employees accounted for 78% of the Company’s workforce.
To identify the median of all employees, the Company used the gross annual earnings reported to taxing authorities (for example, in the U.S., information reported on W-2s), and ranked employees from highest to lowest for all employees as of November 13, 2020. In calculating these amounts for non-U.S. employees, the Company converted Canadian dollars to U.S. dollars and Mexican pesos to U.S. dollars utilizing price level ratios of the purchasing power parity conversion factors published by the World Bank. Without the purchasing power adjustments, the median employee of all employees was a seasonal employee with total compensation of $6,583, and the estimated CEO to median employee ratio was 1101 to 1 (full-time and seasonal employees).
54 |   2021 Proxy Statement

TRANSACTIONS WITH RELATED PERSONS
Policy and Procedures Regarding Transactions with Related Persons
The Board has adopted a written policy providing that the Nominating and Corporate Governance Committee will review and approve or ratify transactions in which the Company participates and in which a related party has or will have a direct or indirect material interest. Under the policy, the Nominating and Corporate Governance Committee will obtain all information it believes to be relevant to a review and approval or ratification of these transactions. After consideration of the relevant information, the Nominating and Corporate Governance Committee may approve a related party transaction that it determines is in the best interests of the Company. In particular, the policy requires the Nominating and Corporate Governance Committee to consider the overall fairness to the Company, the nature of the related party’s interest in the transaction, whether the transaction would impair the judgment of a director or executive officer to act in the best interests of the Company, the importance of the transaction to both the Company and the related party, and any other matters the Nominating and Corporate Governance Committee deems appropriate. A “related party” is any person who is or was at any time since the beginning of the Company’s most recently completed fiscal year, a director or director nominee, an executive officer, a holder of more than 5% of the Company’s common stock, or an immediate family member or any entity owned or controlled by any of the foregoing persons. In certain circumstances, it may not be practical for the Nominating and Corporate Governance Committee to review in advance a particular related party transaction. In such instances, management must bring the related party transaction to the Nominating and Corporate Governance Committee for its ratification, and management will be required to make such changes, if any, as the Nominating and Corporate Governance Committee directs.
Transactions with Related Persons
During fiscal 2020, there were no transactions, or currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest.
 2021 Proxy Statement | 55

PROPOSAL 2:
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
The Company is asking stockholders to approve, on a non-binding, advisory basis, the compensation of the named executive officers, as disclosed in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement, in accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC. This proposal is commonly known as the Say-on-Pay proposal because it gives stockholders a direct opportunity to express their approval or disapproval to the Company regarding its pay practices.
This Say-on-Pay proposal is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies, and practices described in this Proxy Statement.
The Company uses a mix of incentive compensation programs that will reward success in achieving the Company’s financial objectives and growing value for stockholders. The Compensation Committee has recently updated the Company’s compensation program to enhance the pay-for-performance component and alignment with stockholder interests. The compensation program has been revised in a manner that the Compensation Committee believes is reasonable, competitive, and appropriately balances the goals of attracting, motivating, rewarding, and retaining the executives. The Company’s executive compensation program:
■	Supports the Company’s mission, vision, and strategy.
■
Is based on policies and practices that strongly link pay to performance without encouraging undue risk. For example, no annual incentives were awarded to any executives for 2020 because the Company did not achieve the Adjusted EBITDA gate in its annual incentive plan due to the negative impact of the pandemic on the Company’s business.

■	Targets total compensation at the median of the Company’s peer group.
■	Has been significantly modified to include meaningful performance metrics in the annual incentive program and to replace stock options with RSUs and PSUs.
■	Strengthens alignment with stockholders through robust stock ownership guidelines that apply to both executives and directors.
As an advisory vote, this Say-on-Pay vote is not binding on the Company. However, the Company values the opinions expressed by its stockholders, and the Compensation Committee will carefully review and take into account the results of the vote when designing and considering future executive compensation arrangements.
FOR ✔
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS FOR 2020, AS DISCLOSED PURSUANT TO THE SEC RULES, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES, AND NARRATIVE DISCUSSION INCLUDED IN THIS PROXY STATEMENT.

56 |   2021 Proxy Statement

PROPOSAL 3:
APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE TO ELIMINATE SUPERMAJORITY VOTING PROVISION
After careful consideration and upon the recommendation of the Company’s Nominating and Corporate Governance Committee, the Board recommends that the Company’s stockholders approve an amendment to the Company’s Restated Certificate of Incorporation, as amended (the “Charter”), to eliminate the supermajority voting provision in the Charter for stockholders to amend the Company’s Bylaws.
The Board is committed to good corporate governance and believes in maintaining policies and practices that serve the interests of all stockholders. The Charter currently requires that the affirmative vote of holders of at least seventy-five percent (75%) of the voting power of the outstanding shares of capital stock entitled to vote is required to amend the Company’s Bylaws (the “Supermajority Vote Requirement”). The Company established the Supermajority Vote Requirement at a time when it was critical to protect the interests of stockholders by ensuring that fundamental changes to the Bylaws have the support of a broad consensus of all stockholders. After considering the advantages and disadvantages of the Supermajority Vote Requirement, including through dialogue with the Company’s stockholders and review of current governance best practices, the Board has determined it is in the best interests of the Company and its stockholders to amend the Charter to eliminate the Supermajority Vote Requirement and replace it with a simple majority standard (the “Simple Majority Amendment”). Because approval of a majority of the voting power of the Company would still be required to effect action under the revised provision, the Board believes this Simple Majority Amendment affords sufficient protection of stockholder interests while allowing greater participation by the Company’s stockholders in corporate governance matters and being responsive to the prevailing views regarding best corporate governance practices.
If approved, future stockholder-approved amendments to the Bylaws would not be subject to a Supermajority Vote Requirement and instead would require the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares entitled to vote generally in the election of directors, voting as a single class.
The description of the Simple Majority Amendment is qualified in its entirety by reference to the text of the proposed revision, which is set forth under Article V of the proposed Amended and Restated Certificate of Incorporation attached as Appendix A. The Simple Majority Amendment would become effective upon the filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which the Company would file promptly following the Annual Meeting if the Company’s stockholders approve the Simple Majority Amendment.
Required Vote
The affirmative vote of holders of at least 75% of the voting power of the outstanding shares of capital stock entitled to vote in person or by proxy at the Annual Meeting is required to approve the Simple Majority Amendment. If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this Proposal 3.
FOR ✔	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO ELIMINATE THE SUPERMAJORITY VOTING PROVISION.
 2021 Proxy Statement | 57

PROPOSAL 4:
APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE TO ALLOW STOCKHOLDER ACTION BY WRITTEN CONSENT
After careful consideration and upon the recommendation of the Company’s Nominating and Corporate Governance Committee, the Board recommends that the Company’s stockholders approve amendments to the Charter to allow stockholders to act by written consent (the “Written Consent Amendment”). Currently, the Charter requires that any action required or permitted to be taken by stockholders must be taken at a duly called meeting of stockholders and prohibits stockholders from acting by written consent in lieu of a meeting. The Written Consent Amendment includes important procedural safeguards, consistent with market practice, which the Board believes are in the best interests of the Company and its stockholders, to prevent abuse while also making the written consent process available to stockholders under appropriate circumstances:
■
Ownership Threshold. To reduce the risk that a small group of short-term, special interest, or self-interested stockholders initiate actions that are not in the best interests of the Company or its stockholders and to reduce the financial and administrative burdens on the Company, the Written Consent Amendment would allow stockholders to request that the Board set a record date to determine the stockholders entitled to act by written consent if (i) such stockholders hold shares representing in the aggregate at least 25% of the then outstanding shares of voting stock of the Company entitled to vote on the matter (the “Requisite Percentage”), and (ii) such stockholders have held shares representing in the aggregate at least the Requisite Percentage continuously for at least 12 months preceding the date of the request and through the record date.

■
Solicit All Stockholders. To protect against stockholder disenfranchisement, consents must be solicited from all stockholders entitled to vote on the matter in accordance with the procedures set forth in the Charter and Regulation 14A of the Exchange Act, ensuring that a written consent solicitation statement is publicly filed and giving each stockholder entitled to vote the right to consider and act on a proposal. This protection would also eliminate the possibility that a small group of stockholders could act without a public and transparent discussion of the merits of any proposed action and without input from all stockholders entitled to vote. Moreover, any such group of stockholders may not owe a fiduciary duty to all stockholders and could act without deliberation and comment from our management or the Board. Depriving the stockholders of this important deliberative process, during which stockholders can consider the advice of directors who owe a fiduciary duty to all stockholders, is contrary to the Company’s culture of open communication and good corporate governance.

■
Information Requirements. To provide transparency, stockholders requesting action by written consent must provide the Company with approximately the same information currently required of any Company stockholder seeking to nominate directors or propose action at a meeting.

■
Timing Requirements for Record Date. To provide the Board with a reasonable timeframe to properly evaluate and respond to a stockholder record date request, the proposed amendments require that the Board must act, with respect to a valid record date request, to set a record date by the later of (i) 20 days after the Company’s receipt of such request and (ii) five days after delivery by the stockholder of any information requested by the Company to determine the validity of the record date request or to determine whether the action to which the request relates may be effected by written consent in lieu of a meeting. The record date must be no more than 10 days after the Board action to set a record date and must not precede the date of such Board action.

58 |   2021 Proxy Statement

PROPOSAL 4: APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE TO ALLOW STOCKHOLDER ACTION BY WRITTEN CONSENT
■
Consent Solicitation Timing Requirements. To ensure that stockholders have sufficient time to consider the proposal, as well as to provide the Board the opportunity to present its views regarding the proposed action, consents may not be dated or delivered to the Company until 90 days after the valid delivery of the request to set a record date.

To ensure that the written consent is in compliance with applicable laws and is not duplicative, the written consent process would not be available in a limited number of circumstances, including:
■	if the record date request was not made in compliance with the Charter,
■	for matters that are not a proper subject for stockholder action under applicable law,
■	if the record date request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law,
■	if the request to set a record date is received by the Company during the period beginning 90 days prior to the first anniversary of the date of the most recent annual meeting,
■
if an annual or special meeting of stockholders that included an item of business identical or substantially similar (a “Similar Item”) to the proposed action was held within one year prior to the date the Company received the request for a record date,

■
if a Similar Item is included in the Company’s notice for a meeting of stockholders that has been called but not yet held, and the date of which is within 90 days of the Company’s receipt of the request, or

■
if the Board calls an annual or special meeting of stockholders for the purpose of presenting a Similar Item or solicits action by written consent of stockholders for a Similar Item pursuant to the Charter.

The description of the Written Consent Amendment to the Charter is qualified in its entirety by reference to the text of the proposed revisions, which are set forth under Article VI of the proposed Amended and Restated Certificate of Incorporation attached as Appendix A. The Written Consent Amendment would become effective upon the filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which we would file promptly following the Annual Meeting if our stockholders approve the Written Consent Amendment.
Required Vote
The affirmative vote of holders of a majority of the outstanding shares of common stock entitled to vote in person or by proxy at the Annual Meeting is required to approve the Written Consent Amendment. If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this Proposal 4.
FOR ✔	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO ALLOW STOCKHOLDER ACTION BY WRITTEN CONSENT.
 2021 Proxy Statement | 59

PROPOSAL 5:
ADVISORY VOTE TO RATIFY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed KPMG LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ended January 2, 2022. During 2020, KPMG LLP served as the Company’s independent registered public accounting firm.
Although not required by the Company’s Bylaws or otherwise, the Audit Committee and the Board believe it appropriate, as a matter of good corporate practice, to request that the stockholders ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ended January 2, 2022. If the stockholders do not so ratify, the Audit Committee will reconsider the appointment and may retain KPMG LLP or another firm without re-submitting the matter to the Company’s stockholders. Even if the stockholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of KPMG LLP are expected to attend the Annual Meeting, where they will be available to make a statement if they desire to do so and to respond to questions from stockholders.
Required Vote
The affirmative vote of holders of a majority of the shares of common stock entitled to vote in person or by proxy at the Annual Meeting is required to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ended January 2, 2022 in this Proposal 5.
FOR ✔	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 5 TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
60 |   2021 Proxy Statement

AUDIT, AUDIT-RELATED, AND TAX FEES
The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements and the annual financial statements of the related entities for the years ended December 31, 2020 and 2019, as well as fees billed for audit-related services, tax services, and all other services rendered by KPMG LLP for those years. The amount shown for Audit Fees for 2020 and 2019 includes the audit of the effectiveness of the Company’s internal controls over financial reporting.
	2020	2019
Audit Fees(1)	$1,569,000	$1,652,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	$—	$57,000
(1)	In 2020 and 2019, foreign statutory audit fees were converted into US dollars using exchange rates as of December 31, 2020, and December 31, 2019, respectively.
(2)	There were no audit-related fees incurred in 2020 and 2019.
(3)
There were no tax fees incurred in 2020. Tax fees for 2019 consisted of fees for foreign tax compliance and consulting services and U.S. tax consulting services. Additionally, no such tax services were provided to any of the Company’s officers or other employees. In 2019, foreign tax compliance and consulting services fees were converted into U.S. dollars using exchange rates as of December 31, 2019.

All audit and tax services provided by KPMG LLP were pre-approved by the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s policy provides for pre-approval of audit, audit-related, tax, and internal control-related services provided by the independent registered public accounting firm on an annual basis, and any individual engagements must be separately approved.
 2021 Proxy Statement | 61

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of the Record Date, March 10, 2021, except as otherwise noted below, by (a) the members of the Board, (b) each named executive officer listed in the 2020 Summary Compensation Table, (c) all of the Company’s directors and current executive officers as a group, and (d) each person who, to the best of the Company’s knowledge, beneficially owned on that date more than 5% of the outstanding common stock. Unless otherwise indicated, the address for each beneficial owner in the table below is c/o Six Flags Entertainment Corporation, 1000 Ballpark Way, Suite 400, Arlington, Texas 76011.
Name	Number of Shares Beneficially Owned(1)	Restricted Stock Units(2)	Percent of Class(3)
Named Executive Officers
Michael Spanos	252,452	274,342	*
Sandeep Reddy	—	98,583	*
Laura W. Doerre	14,027	67,595	*
Marshall Barber(4)	90,568	—	*
Leonard A. Russ	120,813	39,732	*
Brett Petit(5)	252,656	—	*
Catherine Aslin(6)	97,004	—	*
Non-Employee Directors
Ben Baldanza	11,957	—	*
Selim Bassoul	30,050	—	*
Esi Eggleston Bracey	7,984	—	*
Kurt M. Cellar(7)	66,503	—	*
Nancy A. Krejsa	167,259	—	*
Enrique Ramirez	7,800	—	*
Richard W. Roedel(8)	92,669	—	*
Arik Ruchim	(9)(11)	—	*
All current executive officers and directors as a group (11 persons)(10)	650,701	440,520	*
5% Holders
H Partners, LP(11)	7,800,000	—	9.14%
The Vanguard Group(12)	7,093,264	—	8.31%
BlackRock, Inc.(13)	6,615,731	—	7.75%
(1)
Amounts include the number of shares of common stock subject to stock options currently exercisable or exercisable within 60 days of the record date and restricted stock units that vest within 60 days of the record date.

(2)	Amounts reflect unvested restricted stock units granted under the Long-Term Incentive Plan. None of these amounts are included in the Percent of Class calculation.
(3)
An asterisk (*) indicates beneficial ownership of less than 1%. The percentage ownership is based on 85,340,558 shares of common stock outstanding as of March 10, 2021. With respect to each person, percentage ownership is calculated by dividing the number of shares beneficially owned by the sum of the number of outstanding shares at such date and the number of shares such person has the right to acquire upon exercise of options that are exercisable, or vesting of restricted stock units, within 60 days.

(4)	Mr. Barber retired from the Company effective August 31, 2020. Reported holdings are based on Form 4 filed on February 21. 2020.
(5)	Mr. Petit resigned as Senior Vice President, Marketing & Sales of the Company effective October 2, 2020. Reported holdings are based on Company records as of such date.
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(6)	Ms. Aslin resigned as Senior Vice President, Human Resources of the Company effective October 2, 2020. Reported holdings are based on Company records as of such date.
(7)
Includes 3,000 shares held in Mr. Cellar’s IRA, 2,000 shares held in UTMA custodial accounts for Mr. Cellar’s sons, and 5,000 shares held in a trust. In addition, Mr. Cellar has sole dispositive power over 5,000 shares in the Cellar Family Foundtion.

(8)
Includes 19,415 deferred stock units pursuant to the director cash retainer deferral program, 22,054 shares held in his defined benefit pension plan, 45,561 shares held by his spouse, and 5,036 held by his profit sharing plan.

(9)
Mr. Ruchim is a Partner of H Partners Management, LLC, which is the investment manager of H Partners Capital, LLC, the general partner of H Partners, LP. Accordingly, Mr. Ruchim may be deemed to have voting and dispositive power with respect to the shares of common stock held by the managed funds. Information is based on the Form 4, filed with the SEC by Mr. Ruchim on March 5, 2020, which reported 7,800,000 shares beneficially owned, and the information described in footnote (10).

(10)	Includes all current directors and all current executive officers of the Company.
(11)
Based on Amendment No. 14 to Schedule 13D filed on February 26, 2020, all shares may be deemed to be beneficially owned by H Partners Management, LLC, H Partners Capital, LLC, H Partners, LP, and Rehan Jaffer. H Partners, LP has sole voting and investment power with respect to 7,000,000 shares. H Partners Capital, LLC, as the general partner of H Partners, LP, may be deemed to beneficially own 4,912,566 shares and may be deemed to have sole voting and investment power over such shares. H Partners Management, LLC, as the investment manager of H Partners Capital, LLC, H Offshore Fund, Ltd. and H Partners Phoenix Capital, LLC, may be deemed to beneficially own 7,000,000 shares and may be deemed to have sole voting and investment power over such shares. Mr. Jaffer, as the managing member of H Partners Management, LLC, H Partners Capital, LLC and H Partners Phoenix Capital, LLC, may be deemed to have sole voting and investment power over 7,000,000 shares. The address for the reporting persons is 888 Seventh Avenue, 29th Floor, New York, New York 10019. Number of shares beneficially owned is based on the Form 4, filed with the SEC by Mr. Ruchim on March 5, 2020.

(12)
Based on Amendment No. 5 to Schedule 13G filed on February 10, 2021, all shares are beneficially owned by The Vanguard Group or certain of its subsidiaries. The Vanguard Group reported having shared voting power over 48,905 shares, sole dispositive power over 6,980,491 shares, and shared dispositive power over 112,773 shares. The address for the reporting person is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(13)
Based on Amendment No. 4 to Schedule 13G filed on February 1, 2021, all shares are beneficially owned by BlackRock, Inc. and on behalf of itself and several subsidiaries. BlackRock, Inc. reported having sole voting power over 6,240,666 shares and sole dispositive power over 6,615,731 shares. The address for the reporting person is 55 East 52nd Street, New York, New York 10055.

 2021 Proxy Statement | 63

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
Internet Availability of Proxy Materials
Pursuant to SEC rules, the Company is furnishing proxy materials to its stockholders primarily via the Internet instead of mailing printed copies of those materials to each stockholder. On or about March [•], 2021, the Company began mailing a Notice of Internet Availability of Proxy Materials to stockholders of record as of the close of business on March 10, 2021, other than to those stockholders who previously requested to receive electronic or paper delivery of communications. The Notice of Internet Availability of Proxy Materials contains instructions on how to access an electronic copy of the proxy materials including this Proxy Statement and the Annual Report for the year ended December 31, 2020.
This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive the proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.
Quorum
The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares of common stock entitled to vote. The shares may be present in person or represented by proxy at the meeting. Abstention votes and broker non-votes (as described below) are counted as present for the purpose of determining whether a quorum exists for the Annual Meeting.
Required Vote
Tabulation Treatment
Proposal	Required Vote	Votes Withheld/Abstentions	Broker Non-Votes
Election of Directors	Plurality of votes cast to elect each director; the seven nominees with the highest number of affirmative FOR votes will be elected	Not counted and will have no effect on the outcome	Not counted because they are not votes cast and will have no effect on the outcome
Advisory Vote on Executive Compensation	Affirmative vote of a majority of shares present in person or by proxy; not binding on Company	Treated as a vote against	Brokers do not have discretionary voting authority; Not counted and will have no effect on the outcome
Amendments to Restated Certificate of Incorporation to Eliminate Supermajority Voting Provision	Affirmative vote of 75% of voting power of the outstanding shares entitled to vote generally in the election of directors, voting as a single class	Treated as a vote against	Brokers do not have discretionary authority and approval requires an absolute percentage of affirmative votes, so treated as a vote against
Amendments to Restated Certificate of Incorporation to Allow Stockholder Action by Written Consent	Affirmative vote of a majority of the outstanding shares entitled to vote in person or by proxy	Treated as a vote against	Brokers do not have discretionary authority and approval requires an absolute percentage of affirmative votes, so treated as a vote against
Advisory Vote to Ratify Appointment of KPMG	Majority of shares present in person or by proxy; not binding on Company	Treated as a vote against	Not applicable; There should be no broker non-votes because brokers have discretionary voting authority with respect to this proposal
64 |   2021 Proxy Statement

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
With respect to Proposal 1 (election of directors), stockholders may vote FOR all or some of the nominees or stockholders may vote WITHHOLD with respect to one or more of the nominees. For the other items of business, stockholders may vote FOR, AGAINST, or ABSTAIN.
All properly executed proxies delivered pursuant to this solicitation and not revoked in a timely manner will be voted in accordance with the directions given and, for any other business that may properly come before the Annual Meeting, in the discretion of the persons named in the proxy.
A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. A broker is entitled to vote shares held for a beneficial holder on routine matters, such as the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm, without instructions from the beneficial holder of those shares. However, a broker is not entitled to vote shares held for a beneficial holder on certain non-routine items, such as the election of directors, absent instructions from the beneficial holders of such shares.
In order to minimize the number of broker non-votes, the Company encourages you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided to you by your broker, bank, or other nominee.
Revocation of Proxies
Your proxy may be revoked at any time prior to the Annual Meeting. If you provide more than one proxy, the proxy having the latest date will revoke any earlier proxy. If you attend the Annual Meeting in person, you will be given the opportunity to revoke your proxy and vote in person. If you are a stockholder of record or hold shares through a broker or bank and are voting by Internet or telephone, your vote must be received by 11:59 p.m. Eastern Time on May 4, 2021, to be counted.
Record Date
Only stockholders of record as of the close of business on March 10, 2021, are entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. As of March 10, 2021, the Company had issued and outstanding 85,340,558 shares of common stock, the Company’s only class of outstanding securities entitled to vote at the Annual Meeting. Each stockholder of the Company will be entitled to one vote for each share of common stock registered in its name on March 10, 2021.
Proxy Voting Methods
If at the close of business on March 10, 2021, you were a stockholder of record or held shares through a broker or bank, you may vote your shares by proxy on the Internet, by telephone, or by mail. You may vote and submit questions during the Annual Meeting by following the instructions available on the meeting website. For shares held through a broker or nominee, you may vote by submitting voting instructions to your broker or nominee. You may revoke your proxies at the times and in the manners described above. Whether or not you attend the Annual Meeting, your vote is important.
Your Internet or telephone vote is valid under Delaware law and authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card.
INTERNET
■	Before the Annual Meeting, go to www.proxyvote.com and follow the online instructions. Your vote must be received by 11:59 p.m. Eastern Time on May 4, 2021, to be counted.
■	During the Annual Meeting, go to www.virtualshareholdersmeeting.com/SIX2021.
TELEPHONE
■	Call toll-free (800) 690-6903 and follow the recorded instructions. Your vote must be received by 11:59 p.m. Eastern Time on May 4, 2021, to be counted.
 2021 Proxy Statement | 65

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
MAIL
■	Request a proxy card by following the instructions on your Notice.
■	When you receive the proxy card, mark your selections on the proxy card.
■	Mail the signed proxy card in the postage-paid envelope that will be provided to you.
Please cast your vote as soon as possible by:
Before the meeting by visiting www.proxyvote.com	Mailing your signed proxy card	Calling 1-800-690-6903
During the meeting by visiting www.virtualshareholdermeeting.com/SIX2021
Householding
The SEC rules permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and related materials for two or more stockholders sharing the same address by delivering a single proxy statement to that address unless contrary instructions have been received from one of the affected stockholders. This process, which is commonly referred to as “householding”, provides convenience for stockholders and cost savings for the Company.
If, at any time, a stockholder no longer wishes to participate in householding and would prefer to receive a separate proxy statement and related materials, or if a stockholder’s household is receiving multiple copies of these documents and the stockholder desires that future deliveries be limited to a single copy, such stockholder should please notify his or her broker. A stockholder may also request prompt delivery of a separate copy of this Proxy Statement and related materials by writing or calling the Company as follows: Investor Relations, Six Flags Entertainment Corporation, 1000 Ballpark Way, Suite 400, Arlington, Texas 76011, investors@sftp.com, 972-595-5180.
Solicitation of Proxies
This proxy solicitation is being made on behalf of the Company. The expense of preparing, printing, and mailing this Proxy Statement is being paid by the Company. Proxies may be solicited by directors, officers, and employees of the Company in person, or by mail, telephone, e-mail, or other electronic means. The Company will not specially compensate those persons for their solicitation activities.
Attending the Virtual Annual Meeting
The Company has adopted a virtual meeting format in light of the public health and travel safety concerns relating to the COVID-19 pandemic, as well as to provide a consistent experience to all stockholders regardless of location, expand stockholder access to the Annual Meeting, and achieve cost savings for stockholders and the Company. To be admitted to the Annual Meeting, access the stockholder list, vote, and submit questions go to www.virtualshareholdermeeting.com/SIX2021 and enter the 16-digit control number found on your proxy card or Notice of Internet Availability of Proxy Materials previously received. You are encouraged to access the meeting prior to the start time and to allow ample time to log into the meeting and test your computer system. If you are not eligible to participate in the meeting, you may listen to a webcast of the meeting by visiting www.virtualshareholdermeeting.com/SIX2021.
The Company will hold a question and answer session immediately following the conclusion of the business to be conducted at the Annual Meeting. Stockholders may submit a question at any time during the meeting at www.virtualshareholdermeeting.com/SIX2021 and logging in with their 16-digit control number. The chair of the meeting has broad authority to conduct the Annual Meeting in an orderly manner, including establishing rules of conduct. A copy of the rules of conduct will be available online at the Annual Meeting website.
66 |   2021 Proxy Statement

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
Technicians will be available to assist any stockholder that may experience technical difficulties accessing the virtual meeting website. If a stockholder encounters any difficulties accessing the Annual Meeting, please call the technical support number that will be posted on the virtual Annual Meeting log in page.
 2021 Proxy Statement | 67

2022 STOCKHOLDER PROPOSALS
If a stockholder would like to include a proposal in the Company’s proxy statement for the 2022 annual meeting of stockholders, the proposal must be submitted in writing to the Corporate Secretary at the Company’s principal executive offices, no later than November 23, 2021, and must comply with Rule 14a-8 under the Exchange Act.
Stockholders may also submit nominations for directors for inclusion in the Company’s proxy materials by complying with the requirements of the Company’s proxy access bylaw. For more information regarding proxy access, please see the caption “Stockholder Recommendations and Nominations—Proxy access candidates” above.
The Company’s Bylaws also establish a procedure for stockholders that would like to present a proposal, including director nominations, before an annual meeting of stockholders, but do not intend for the proposal to be included in the Company’s proxy materials. Pursuant to the Company’s Bylaws, in order for business to be properly brought before an annual meeting by a stockholder, the stockholder must have complied with the notice procedures specified in the Company’s Bylaws. To be timely for the 2022 annual meeting of stockholders, the proposal must be submitted in writing to the Corporate Secretary at the Company’s principal executive offices, on or after January 5, 2022, and on or before February 4, 2022.
OTHER MATTERS
The Board does not know of any other matters that are likely to be presented for consideration at the Annual Meeting. Should any other matters properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.
DANIELLE J. BERNTHAL
Corporate Secretary

Arlington, Texas
March [•], 2021
68 |   2021 Proxy Statement

APPENDIX A
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

SIX FLAGS ENTERTAINMENT CORPORATION

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)
Six Flags Entertainment Corporations, a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows.
1. The name of this corporation is Six Flags Entertainment Corporation and that this corporation was originally incorporated pursuant to the DGCL on December 9, 1997 under the name Premier Parks Holdings Corporation.
2. The Board of Directors of this corporation duly adopted resolutions proposing to amend and restate the Restated Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders for said amendment and restatement, which resolution is as follows:
RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended and restated in its entirety to read as set forth on Exhibit A attached hereto and incorporated herein by this reference (the “Amended and Restated Certificate”).
3. Exhibit A referred to above is attached hereto as Exhibit A. The Amended and Restated Certificate was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the DGCL.
4. This Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Restated Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the DGCL.
IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on May __, 2021.
By
	Name:	Laura W. Doerre
	Title:	Executive Vice President, General Counsel & Chief Administrative Officer

Exhibit A
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

SIX FLAGS ENTERTAINMENT CORPORATION
ARTICLE I

NAME
The name of the corporation is Six Flags Entertainment Corporation (the “Company”).
ARTICLE II

REGISTERED OFFICE
The address of the Company’s registered office in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808, New Castle County. The name of the Company’s registered agent at such address is Corporation Service Company.
ARTICLE III

PURPOSE
The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).
ARTICLE IV

CAPITALIZATION
Section 1. Authorized Capital Stock. The total number of shares of capital stock that the Company is authorized to issue is 285,000,000 shares, consisting of 280,000,000 shares of common stock, par value $0.025 per share (“Common Stock”), and 5,000,000 shares of preferred stock, par value $1.00 per share (“Preferred Stock”). The number of authorized shares of either of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Company entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of either of the Common Stock or Preferred Stock voting separately as a class shall be required therefor.
Section 2. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Company (the “Board”) is hereby authorized to provide for the issuance of shares of Preferred Stock in such series and, by filing a certificate pursuant to the applicable law of the State of Delaware (referred to herein as “Preferred Stock Designation”), to fix from time to time the number of shares to be included in any such series and the designations, powers, preferences, and rights of the shares of each such series and the qualifications, limitations, and restrictions thereof. The authority of the Board with respect to each such series shall include, without limiting the generality of the foregoing, the determination of any or all of the following:
(a) the number of shares of such series and the designation to distinguish the shares of such series from the shares of all other series;
(b) the voting powers, if any, of the holders of shares of such series and whether such voting powers are full or limited;
(c) the redemption rights, if any, applicable to such series, including, without limitation, the redemption price or prices, if any, to be paid for the shares of such series;
(d) whether dividends on such series, if any, will be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;
(e) the rights of the holders of shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Company;

(f) whether the shares of such series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable, and all other terms and conditions upon which such conversion or exchange may be made;
(g) the right, if any, of holders of shares of such series to subscribe for or to purchase any securities of the Company or any other corporation or other entity;
(h) the terms and amount of any sinking fund, if any, applicable to such series; and
(i) any other preferences or relative, participating, optional, or other special rights, qualifications, limitations, or restrictions thereof.
Section 3. Common Stock. The rights of the Common Stock to dividends and other distributions shall be subject to the express terms of the Preferred Stock and any series thereof. Except as may otherwise be provided in this Amended and Restated Certificate of Incorporation, in a Preferred Stock Designation, or by applicable law, each holder of Common Stock shall have the exclusive right to vote and shall be entitled to one vote on each matter, including the election of directors to the Board, submitted to a vote at a meeting of stockholders for each share of Common Stock held of record by such holder as of the record date for such meeting.
Section 4. Dividends and Distributions. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends and other distributions in cash, stock of any corporation, or property of the Company, such dividends and other distributions may be declared and paid on the Common Stock out of the assets of the Company that are by law available therefor at such times and in such amounts as the Board in its discretion shall determine.
Section 5. Liquidation, Dissolution, or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Company, after payment or provision for payment of the debts and other liabilities of the Company and of the preferential and other amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Common Stock shall be entitled to receive the remaining assets of the Company available for distribution ratably in proportion to the number of shares of Common Stock held by each such stockholder.
ARTICLE V

BYLAWS
In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to make, alter, and repeal the Amended and Restated Bylaws (as amended, the “Bylaws”) of the Company. Any adoption, alteration, or repeal of a Bylaw must be approved either by (a) the affirmative vote of a majority of the Whole Board (as defined below) or the unanimous written consent of all members of the Board, or (b) the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares entitled to vote generally in the election of directors, voting as a single class. For the purposes of this Article V, “Whole Board” means the total number of directors the Company would have if there were no vacancies.
ARTICLE VI

ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS OF STOCKHOLDERS
Section 1. Special Meetings of Stockholders. Except to the extent expressly permitted by a Preferred Stock Designation relating to a series of Preferred Stock, special meetings of stockholders of the Company may be called only by (i) the Chair of the Board, (ii) the Chief Executive Officer of the Company, (iii) the President of the Company, or (iv) the Secretary of the Company within 10 calendar days after receipt of a written request of the Board. Any such request shall state the purpose or purposes of the proposed meeting. At any annual meeting or special meeting of stockholders of the Company, only such business shall be conducted or considered as has been brought before such meeting in the manner provided in the Bylaws.
Section 2. Action by Written Consent. Any action required or permitted to be taken by stockholders of the Company at a duly called annual or special meeting of stockholders of the Company may be effected by the written consent of the holders of capital stock of the Company entitled to vote as of the record date of the written consent; provided that no such action may be effected except in accordance with the provisions of this Section 2 of Article VI, the Bylaws, and applicable law.
(A) Request for Record Date. The record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be as fixed by the Board or as otherwise established under Section 2 of this Article VI. Any stockholder seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary of the Company and delivered to the Company at its principal executive office and signed by one or more stockholders of record (“Record Stockholders”) at the time the request is delivered holding shares representing in the aggregate at least twenty-five percent (25%) of the then outstanding shares of voting stock of the Company entitled to vote on the matter (the “Requisite Percentage”) and who have held shares representing in the aggregate at least the Requisite Percentage continuously for at least 12 months preceding the date of the request and through the record date (the “Requisite Holding Period”), request that a record date be fixed for such purpose. Such request must contain the information set forth in paragraph (B) of this Section 2 of Article VI. Following receipt of such request, the Board shall, by the later of (i) 20 days after the Company’s receipt of such request and (ii) 5 days after delivery of any information requested by the Company to determine the validity of any such request or whether the action to which such request relates may be effected by written consent of stockholders in lieu of a meeting, determine the validity of such request and whether such request relates to an action that may be taken by written consent of stockholders in lieu of a meeting pursuant to Section 2 of this Article VI and applicable law and, if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board and shall not precede the date upon which such resolution is adopted. If (x) the request is required by this paragraph (A) has been determined to be valid and to relate to an action that may be effected by written consent pursuant to this Section 2 of Article VI and applicable law or (y) no such determination shall have been made by the date required by this paragraph (A), and in either event no record date has been fixed by the Board, the record date shall be the first date on which a signed written consent relating to the action taken or proposed to be taken by written consent is delivered to the Company in the manner described in paragraph (E) of this Section 2 of Article VI; provided that if prior action by the Board is required under the provisions of the DGCL, the record date shall be at the close of business on the day on which the Board adopts the resolutions taking such prior action.
(B) Notice Requirement. The request required by paragraph (A) of this Section 2 of Article VI (i) must be delivered by stockholders holding shares representing in the aggregate at least the Requisite Percentage as of the date of such delivery (with written evidence of such ownership included with the written notice making such request) and such stockholders must have held shares representing in the aggregate at least the Requisite Percentage for at least the Requisite Holding Period, (ii) must describe the action proposed to be taken by written consent of stockholders in lieu of a meeting, and (iii) must contain such information and representations, to the extent applicable, required by the Bylaws (relating to advance notice of stockholder nominations or business proposals to be submitted at a meeting of stockholders) as though such stockholder or stockholders were intending to make a nomination or to bring a business proposal before a meeting of stockholders (other than a proposal permitted to be included in the Company’s proxy statement pursuant to applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including, without limitation, all such information regarding the stockholder or stockholder(s) making the request required by paragraph A of this Section 2 of Article VI, the beneficial owners or beneficial owners, if any, on whose behalf the request is made, and the text of the proposals(s) (including the text of any resolutions to be adopted by written consent of stockholders and the language of any proposed amendment to the Bylaws). The Company may require the stockholder(s) submitting such notice to furnish such other information as may be requested by the Company, including such information as may be requested to determine the validity of the request and to determine whether such request relates to an action that may be effected by written consent of stockholders in lieu of a meeting under Section 2 of this Article VI and applicable law. In connection with an action or actions proposed to be taken by written consent in accordance with Section 2 of this Article VI and applicable law, the stockholder(s) seeking such action or actions shall further update and supplement the information previously provided to the Company in connection therewith, if necessary, in the same manner required by the Bylaws.
(C) Actions Which May Be Taken by Written Consent. Stockholders are not entitled to act by written consent if (i) the request to act by written consent made pursuant to paragraph A of Section 2 of this Article VI,

(1) does not comply with Section 2 of this Article VI, (2) was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law, or (3) related to an item of business that is not a proper subject for stockholder action under applicable law; (ii) any such request is received by the Company during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders; (iii) an identical or substantially similar item (a “Similar Item”) to that included in any such request was presented at any meeting of stockholders held within one year prior to the Company’s receipt of such request; (iv) a Similar Item is already included in the Company’s notice as an item of business to be brought before a meeting of stockholders that has been called but not yet held, and the date of which is within 90 days of the Company’s receipt of such request; or (v) the Board calls an annual or special meeting of stockholders for the purpose of presenting a Similar Item, or solicits action by written consent of stockholders for a Similar Item pursuant to paragraph (A) of Section 2 of this Article VI.
(D) Manner of Consent Solicitation. Stockholders may take action by written consent only if consents are solicited by the stockholder(s) seeking to take action by written consent of stockholders in accordance with Section 2 of this Article VI and applicable law from all holders of capital stock of the Company entitled to vote on the matter.
(E) Date of Consent. Every written consent purporting to take or authorize the taking of corporate action (a “Consent”) must bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated Consent delivered in the manner required by paragraph (A) of Section 2 of this Article VI and applicable law, Consents signed by a sufficient number of stockholders to take such action are so delivered to the Company.
(F) Delivery of Consents. No Consents may be dated or delivered to the Company until 90 days after the delivery of the related request required by paragraph (A) of Section 2 of this Article VI. Consents must be delivered to the Company at its principal place of business. Delivery must be made by hand or by certified or registered mail, return receipt requested. In the event of the delivery to the Company of Consents, the Secretary or such other officer of the Company as the Board may designate shall provide for the safe-keeping of such Consents and any related revocations and shall promptly conduct such ministerial review of the sufficiency of all Consents and any related revocations and the validity of the action to be taken by written consent as the Secretary or such other officer, as the case may be, deems necessary or appropriate, including, without limitation, whether the stockholders of a number of shares having the requisite voting power to authorize or take the action specified in Consents have given consent. If after such investigation the Secretary, or such other officer of the Company as the Board may designate, determines that the action purported to have been taken is duly authorized by the Consents, that fact shall be certified on the records of the Company kept for the purpose of recording the proceedings of meetings of stockholders and the Consents shall be filed in such records. In conducting the investigation required by this paragraph (F), the Secretary, or such other officer of the Company as the Board may designate, may, at the expense of the Company, retain special legal counsel and any other necessary or appropriate professional advisors as such person or persons may deem necessary or appropriate and, to the fullest extent permitted by law, shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.
(G) Effectiveness of Consent. Notwithstanding anything in this Amended and Restated Certificate to the contrary, no action may be taken by the stockholders by written consent except in accordance with Section 2 of this Article VI and applicable law. If the Board shall determine that any request to fix a record date or to take stockholder action by written consent was not properly made in accordance with, or relates to an action that may not be effected by written consent pursuant to, Section 2 of this Article VI or applicable law, or the stockholder(s) seeking to take such action do not otherwise comply with Section 2 of this Article VI or applicable law, then the Board shall not be required to fix a record date in respect of such proposed action, and any such purported action by written consent shall be null and void.
(H) Board-Solicited Stockholder Action by Written Consent. Notwithstanding anything to the contrary set forth above, (i) none of the foregoing provisions of Section 2 of this Article VI shall apply to any solicitation of stockholder action by written consent in lieu of a meeting by or at the direction of the Board and (ii) the Board shall be entitled to solicit stockholder action by written consent in accordance with applicable law.

(I) Challenge to Validity of Consent. Nothing contained in Section 2 of this Article VI shall in any way be construed to suggest to imply that the Board or any stockholder shall not be entitled to contest the validity of any Consent or related revocations, whether before or after such certification by the Secretary of the Company or such other officer of the Company as the Board may designate or to prosecute or defend any litigation with respect thereto.
ARTICLE VII

DIRECTORS
Section 1. Board Powers. The business and affairs of the Company shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Amended and Restated Certificate of Incorporation or the Bylaws, the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company, subject, nevertheless, to the provisions of the DGCL, this Amended and Restated Certificate of Incorporation and the Bylaws; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that was otherwise valid.
Section 2. Number, Election and Terms of Directors. Subject to the rights, if any, of the holders of shares of any series of Preferred Stock to elect additional directors under circumstances specified in a Preferred Stock Designation, the number of the directors of the Company shall initially be fixed at nine (9) and shall thereafter be fixed from time to time by resolution of the Board. At each annual meeting, the stockholders shall elect directors each of whom shall hold office for a term of one year or until his or her successor is duly elected and qualified, subject to such director’s earlier death, resignation, disqualification, or removal. At all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect a candidate. Election of directors of the Company need not be by written ballot unless the Bylaws of the Company shall so provide. If authorized by the Board, any requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.
Section 3. Removal of Directors. Except for such additional directors, if any, as are elected by the holders of any series of Preferred Stock as provided for in a Preferred Stock Designation, until April 30, 2011, any director, or the entire Board, may be removed from office at any time, with or without cause, only by the affirmative vote of at least 80% of the total voting power of the outstanding shares entitled to vote generally in the election of directors, voting together as a single class. From and after April 30, 2011, except for such additional directors, if any, as are elected by the holders of any series of Preferred Stock as provided for in a Preferred Stock Designation, any director, or the entire Board, may be removed from office at any time, with or without cause, only by the affirmative vote of at least a majority of the total voting power of the outstanding shares entitled to vote generally in the election of directors, voting together as a single class.
Section 4. Nomination of Director Candidates. Advance notice of stockholder nominations for the election of directors must be given in the manner, if any, provided in the Bylaws of the Company.
Section 5. Newly Created Directorships and Vacancies. Unless otherwise provided by law or this Amended and Restated Certificate of Incorporation and subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional directors under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause shall be filled by a majority vote of the directors then in office, even if the number of such directors then in office is less than a quorum, or by a sole remaining director, if applicable. Any director elected in accordance with the preceding sentence shall hold office until the expiration of the term of office of the director whom such director has replaced or until such director’s successor has been elected and qualified. No decrease in the number of directors constituting the Board may shorten the term of any incumbent director.
ARTICLE VIII

LIMITATION ON LIABILITY
A director of the Company shall not be personally liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the liability of directors, then the liability of a director to the Company or its stockholders shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended. Any amendment, modification, or repeal of this Article VIII or by changes in law, or the adoption of any other provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article VIII will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Company to further limit or eliminate the liability of directors) and shall not adversely affect any right or protection of a director of the Company existing at the time of such amendment, modification, or repeal, or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such amendment, modification, or repeal or adoption of such inconsistent provision.
ARTICLE IX

INDEMNIFICATION
Section 1. Right to Indemnification. The Company shall indemnify and hold harmless, to the fullest extent not prohibited by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent, or in any other capacity while serving as a director, officer, employee, or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding, and such right to indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his or her heirs, executors, and administrators. Notwithstanding the preceding sentence, except as otherwise provided in this Article IX, the Company shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof other than a mandatory counterclaim) commenced by such Covered Person only if the commencement of such proceeding (or part thereof other than a mandatory counterclaim) by the Covered Person was authorized in the specific case by the Board. The right to indemnification conferred by this Article IX shall be a contract right that shall fully vest at the time the Covered Person first assumes his or her position as a director or officer of the Company and shall include the right to be paid by the Company the expenses incurred in defending or otherwise participating in any such proceeding in advance of its final disposition.
Section 2. Prepayment of Expenses. The Company shall to the fullest extent not prohibited by applicable law pay the expenses (including, without limitation, attorneys’ fees) incurred by a Covered Person in defending, testifying, or otherwise participating in any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, an advancement of expenses incurred by a Covered Person in his or her capacity as a director or officer of the Company (and not in any other capacity in which service was or is rendered by such Covered Person, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking, by or on behalf of such Covered Person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Covered Person is not entitled to be indemnified for such expenses under this Article IX or otherwise.
Section 3. Claims. If a claim for indemnification (following the final disposition of such proceeding) or advancement of expenses under Section 1 or Section 2 of this Article IX is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Company, the Covered Person may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Covered Person shall also be entitled to be paid the expense of prosecuting or defending such suit to the fullest extent permitted by law. In (a) any suit brought by the Covered Person to enforce a right to indemnification hereunder (but not in a suit brought by a Covered Person to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such expenses upon a final adjudication that, the Covered Person has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Company (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Covered Person has not met such applicable standard of conduct, shall create a presumption that the Covered Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, shall be a defense to such suit. In any suit brought by the Covered Person to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Covered Person is not entitled to be indemnified, or to such advancement of expenses, under this Article IX or otherwise shall be on the Company.
Section 4. Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article IX shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
Section 5. Insurance. The Company may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Company or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Company would have the power to indemnify such person against such expense, liability, or loss under the DGCL.
Section 6. Indemnification of Employees and Agents of the Company. The Company may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Company to the fullest extent of the provisions of this Article IX as if such employee or agent were a director or officer of the Company.
Section 7. Other Sources. The Company’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity shall be reduced by any amount such Covered Person collects as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise, or non-profit enterprise.
Section 8. Amendment or Repeal. Any repeal or amendment of this Article IX, the adoption of any other provision inconsistent with this Article IX, or any change in applicable law that diminishes or adversely affects the indemnification or advancement of expenses that may be provided under this Article IX shall, except as prohibited by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Company to provide broader indemnification rights to Covered Persons on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
Section 9. Severability. If any provision or provisions of this Article IX shall be held to be invalid, illegal, or unenforceable for any reason whatsoever: (a) the validity, legality, and enforceability of the remaining provisions of this Article IX shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article IX (including, without limitation, each such portion of this Article IX containing any such provision held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.
ARTICLE X

CORPORATE OPPORTUNITIES
The stockholders, their Affiliates, and the directors: (a) may have participated, directly or indirectly, and may continue to participate (including, without limitation, in the capacity of investor, manager, officer, and employee) in businesses that are similar to or compete with the business (or proposed business) of the Company; (b) may have interests in, participate with, and maintain seats on the board of directors of other such entities; and (c) may develop opportunities for such entities (collectively, the “Position”). In such Position, the stockholders, their Affiliates, and the directors may encounter business opportunities that the Company or its stockholders may desire to pursue. To the fullest extent permitted by Section 122(17) of the DGCL, the stockholders, their Affiliates, and the directors and any of their respective officers, directors, agents, stockholders, members, partners, employees, affiliates, or subsidiaries shall have no duty to refrain from engaging directly or indirectly in a corporate opportunity in the same or similar activities or line of business as the Company (and all corporations, partnerships, joint ventures, associations, and other entities in which the Company beneficially owns directly or indirectly fifty percent (50%) or more of the outstanding voting stock, voting power, partnership interests, or similar voting interests (collectively, “Related Entities”)) engages in or proposes to engage in, and the Company, on behalf of itself and its Related Entities, to the extent permitted by law, renounces any interest or expectancy of the Company and its Related Entities in, or in being offered an opportunity to participate in, business opportunities, that are from time to time presented to any of such persons or entities, even if the opportunity is one that the Company or its Related Entities might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. In any case where an opportunity is not specifically presented to a stockholder or director for the Company’s benefit, to the extent a court might hold that the pursuit of the opportunity for the benefit of a person other than the Company is a breach of a duty to the Company, to the extent permitted by law, such stockholder and the Company hereby waive any and all claims and causes of action that such stockholder and/or the Company believes that it may have for such activities. To the fullest extent permitted by Section 122(17) of the DGCL, the stockholders, their Affiliates, and the directors and any of their respective officers, directors, agents, stockholders, members, partners, employees, affiliates, or subsidiaries shall also have no obligation to the Company, the stockholders, or to any other Person to present any such business opportunity to the Company before presenting and/or developing such opportunity with any other Persons, other than such opportunities specifically presented to any such stockholder or director for the Company’s benefit in his or her capacity as a stockholder or director of the Company. In any case where an opportunity is not specifically presented to a stockholder or director for the Company’s benefit, to the extent a court might hold that the pursuit of the opportunity for the benefit of a person other than the Company is a breach of a duty to the Company, to the extent permitted by law, such stockholder and the Company hereby waive any and all claims and causes of action that such stockholder and/or the Company believes that it may have for such activities. To the extent permitted by law, any person purchasing or otherwise acquiring any interest in any shares of stock of the Company shall be deemed to have notice of and consented to the provisions of this Article X. Neither the alteration, amendment, or repeal of this Article X nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article X shall eliminate or reduce the effect of this Article X in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit, or claim that, but for this Article X, would accrue or arise, prior to such alteration, amendment, repeal, or adoption. For purposes of this Article X, the term “Affiliate” means any person who is an “affiliate” as defined in Rule 12b-2 promulgated under the Exchange Act.
ARTICLE XI

DURATION
The Company is to have perpetual existence.
ARTICLE XII

AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
The Company reserves the right at any time and from time to time to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation), or to add any new provision to this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by this Amended and Restated Certificate of Incorporation and the DGCL; and, except as set forth in Article VIII, Article IX, and Article X, all rights, preferences, and privileges herein conferred upon stockholders, directors, or any other persons by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article XII; provided, however, that in addition to any other vote of stockholders (if any) required by law and notwithstanding that a lower vote (or no vote) of stockholders would otherwise be required, if any provision of this Amended and Restated Certificate of Incorporation other than this Article XII requires a particular vote of stockholders in order to take the action specified in such provision, then such vote of stockholders shall be required in order to alter, amend, or repeal, or adopt any provision inconsistent with, such provision of this Amended and Restated Certificate of Incorporation.

IN WITNESS WHEREOF, Six Flags Entertainment Corporation has caused this Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer on this ______ day of May, 2021.
SIX FLAGS ENTERTAINMENT CORPORATION

By:
Name: Laura W. Doerre
Title: Executive Vice President, General Counsel & Chief Administrative Officer

Fiesta Texas

Six Flags Entertainment Corporation
1000 Ballpark Way
Arlington, TX 76011
972-595-5000
www.sixflags.com

SIX FLAGS ENTERTAINMENT CORPORATION
1000 BALLPARK WAY
ARLINGTON, TX 76011

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 4, 2021. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 4, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D37070-P47804

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

SIX FLAGS ENTERTAINMENT CORPORATION

The Board of Directors recommends a vote FOR each of the nominees listed in Proposal 1 and FOR Proposals 2, 3, 4 and 5.

	For All	Withhold All	For All Except
1. Election of Directors.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Ben Baldanza
02) Selim Bassoul
03) Esi Eggleston Bracey
04) Denise M. Clark
05) Enrique Ramirez
06) Arik Ruchim
07) Michael Spanos

NOTE: In their discretion, the proxies are authorized to act on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com.

D37071-P47804

SIX FLAGS ENTERTAINMENT CORPORATION
Annual Meeting of Stockholders
May 5, 2021 2:00 PM CT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Laura W. Doerre and Danielle J. Bernthal, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SIX FLAGS ENTERTAINMENT CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM, CT on May 5, 2021, virtually at www.virtualshareholdermeeting.com/SIX2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side